                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-12

                             The Coca-Cola Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          (THE COCA-COLA COMPANY LOGO)

                                ATLANTA, GEORGIA

DOUGLAS N. DAFT
CHAIRMAN OF THE BOARD
         AND
CHIEF EXECUTIVE OFFICER

                                                                   March 2, 2001

Dear Share Owner:

     We cordially invite you to our Annual Meeting of Share Owners. The meeting will be held on Wednesday, April 18, 2001, at 9:00 a.m., local time, at The Playhouse Theatre in Wilmington, Delaware.

     At this year's meeting, you will vote on the election of three Directors, ratification of Ernst & Young LLP's appointment as independent auditors, an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company to include performance criteria for certain awards, and three proposals of share owners.

     We also have attached a notice of meeting and a proxy statement that contains more information about these items and the meeting, including:

          - how to obtain an admission card, if you plan to attend the meeting, and

          - different methods you can use to vote, including telephone and Internet.

     If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

     Your vote is important to the Company. We encourage you to sign and return your proxy card, or use telephone or Internet voting, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

                                      /s/ Douglas N. Daft
                                      DOUGLAS N. DAFT

                          (THE COCA-COLA COMPANY LOGO)

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

     The Annual Meeting of Share Owners of The Coca-Cola Company (the "Company") will be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on Wednesday, April 18, 2001, at 9:00 a.m., local time. The purposes of the meeting are:

          1. To elect three Directors to serve until the 2004 Annual Meeting of Share Owners,

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2001 fiscal year,

          3. To approve an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company to include performance criteria for certain awards and to ratify certain awards,

          4. To vote on three proposals submitted by share owners, and

          5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set February 20, 2001, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to

          - receive this notice of the meeting, and

          - vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of share owners as of the close of business on February 20, 2001, for inspection during normal business hours from April 7 through April 17, 2001, at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available at the meeting.

                                      By Order of the Board of Directors

                                      SUSAN E. SHAW
                                      Secretary

Atlanta, Georgia
March 2, 2001

WE URGE EACH SHARE OWNER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE SHARES IN PERSON.

                             THE COCA-COLA COMPANY
                              ONE COCA-COLA PLAZA
                             ATLANTA, GEORGIA 30313

                                                                   March 2, 2001

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 18, 2001

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2001 Annual Meeting of Share Owners of The Coca-Cola Company (the "Company"). The meeting will be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 18, 2001, at 9:00 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

     The mailing address of our principal executive offices is One Coca-Cola Plaza, Atlanta, Georgia 30313. We are first sending the proxy materials to share owners on March 2, 2001.

     All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only owners of record of shares of Common Stock at the close of business on February 20, 2001, are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 20, 2001, there were 2,487,036,532 shares of Common Stock issued and outstanding.

                          QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1. WHAT IS A PROXY?

     It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. As is our usual practice, three of our outside Directors have been designated as proxies for the 2001 Annual Meeting of Share Owners. These three Directors are Ronald W. Allen, Cathleen P. Black and Sam Nunn.

2. WHAT IS A PROXY STATEMENT?

     It is a document the SEC regulations require us to give you when we ask you to sign a proxy card designating Ronald W. Allen, Cathleen P. Black and Sam Nunn each as proxies to vote on your behalf.

3. WHAT IS THE DIFFERENCE BETWEEN A SHARE OWNER OF RECORD AND A SHARE OWNER WHO HOLDS STOCK IN STREET NAME?

     - If your shares are registered in your name, you are a share owner of record.

     - If your shares are in the name of your broker or bank, your shares are held in street name.

4. HOW DO YOU GET AN ADMISSION CARD TO ATTEND THE MEETING?

     If you are a share owner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

     If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

5. WHAT DIFFERENT METHODS CAN YOU USE TO VOTE?

     (a) In Writing: All share owners can vote by written proxy card.

     (b) By Telephone and Internet: All share owners of record also can vote their proxies by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate share owners' identities, to allow share owners to vote their shares, and to confirm that their instructions have been properly recorded.

     (c) In Person: All share owners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the 2001 Annual Meeting of Share Owners is February 20, 2001. The record date is established by the Board of Directors as required by Delaware law. Owners of Common Stock at the close of business on the record date are entitled

     (a) to receive notice of the meeting, and

     (b) to vote at the meeting and any adjournments or postponements of the meeting.

7. HOW CAN YOU REVOKE A PROXY?

     A share owner can revoke a proxy by any one of the following three actions:

     (a) giving written notice to the Secretary of the Company,

     (b) delivering a later-dated proxy, or

     (c) voting in person at the meeting.

8. ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

     We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

9. WHAT ARE YOUR VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

     In voting on the election of three Director nominees to serve until the 2004 Annual Meeting of Share Owners, share owners may vote in one of the following ways:

     (a) in favor of all nominees,

     (b) withhold votes as to all nominees, or

     (c) withhold votes as to specific nominees.

Directors will be elected by a plurality.

The Board recommends a vote "FOR" each of the nominees.

10. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AND WHAT VOTE IS NEEDED TO RATIFY THEIR APPOINTMENT?

     In voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, share owners may vote in one of the following ways:

     (a) in favor of the ratification,

     (b) against the ratification, or

     (c) abstain from voting on the ratification.

     The proposal to ratify the appointment of Ernst & Young LLP will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. The Board recommends a vote "FOR" this proposal.

11. WHAT ARE YOUR VOTING CHOICES WHEN VOTING ON THE AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF THE COCA-COLA COMPANY?

     In voting on the amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company, share owners may vote in one of the following ways:

     (a) in favor of the amendment,

     (b) against the amendment, or

     (c) abstain from voting on the amendment.

     The proposal to approve the amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. The Board recommends a vote "FOR" this proposal.

12. WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH SHARE-OWNER PROPOSAL, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE SHARE-OWNER PROPOSALS?

     A separate vote will be held on each of the three share-owner proposals. In voting on each of the proposals, share owners may vote in one of the following ways:

     (a) in favor of the proposal,

     (b) against the proposal, or

     (c) abstain from voting on the proposal.

     In order to be approved, each share-owner proposal would require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. The Board recommends a vote "AGAINST" each of the three share-owner proposals.

13. WHAT IF A SHARE OWNER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

     Share owners should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees, FOR the proposal to ratify the appointment of Ernst & Young LLP, FOR the amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company, and AGAINST each share-owner proposal.

14. HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

     Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The share owners elect approximately one-third of the members of the Board of Directors annually. The Directors are divided into three classes. Each class serves for a period of three years, although occasionally a Director may be elected for a shorter term in order to keep the number of Directors in each class approximately equal. This has been the Company's practice since 1945.

     The terms of Herbert A. Allen, James D. Robinson III and Peter V. Ueberroth will expire at the 2001 Annual Meeting. Messrs. Allen, Robinson, and Ueberroth each has been nominated to stand for reelection at the meeting to hold office until our 2004 Annual Meeting and until his successor is elected and qualified.

     We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF HERBERT A. ALLEN, JAMES D. ROBINSON III AND PETER V. UEBERROTH AS DIRECTORS.

--------------------------------------------------------------------------------

                  NOMINEES FOR ELECTION TO TERM EXPIRING 2004

-------------------------------------------------------------------------------------------------------
(PHOTO)                  HERBERT A. ALLEN                               Director since 1982
Herbert A. Allen         New York, New York                             Age 60

                         Mr. Allen is President and Chief Executive Officer of Allen & Company
                         Incorporated, a privately held investment banking firm, and has held these positions for more than the past five years. He is a Director of Convera
                         Corporation.

                         Chairman of the Compensation Committee and a member of the Executive and
                         Finance Committees of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  JAMES D. ROBINSON III                          Director since 1975
James D. Robinson III    New York, New York                             Age 65

                         Mr. Robinson is co-founder, Chairman and Chief Executive Officer of RRE
                         Investors, LLC, a private information technology venture investment firm, and a General Partner of RRE Ventures, L.P. He is also Chairman of Violy, Byorum &
                         Partners Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He previously served as
                         Chairman and Chief Executive Officer of American Express Company from 1977 to
                         1993. Mr. Robinson is a Director of Bristol-Myers Squibb Company, Cambridge
                         Technology Partners (Massachusetts), Inc., First Data Corporation,
                         ScreamingMedia, Inc. and Sunbeam Corporation.

                         Chairman of the Committee on Directors and a member of the Public Issues
                         Review Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  PETER V. UEBERROTH                             Director since 1986
Peter V. Ueberroth       Newport Beach, California                      Age 63

                         Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held these positions since 1989. He is
                         Chairman of Ambassadors International, Inc., a Director of Hilton Hotels
                         Corporation and serves as Co-Chairman of Pebble Beach Company.

                         Chairman of the Audit Committee and a member of the Compensation Committee
                         (including its Restricted Stock and Stock Option Subcommittees) of the Board
                         of Directors of the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Herbert A.
  Allen
(PHOTO) James D.
  Robinson III
(PHOTO) Peter V.
  Ueberroth

-------------------------------------------------------------------------------------------------------

                               INCUMBENT DIRECTORS -- TERM EXPIRING 2002
-------------------------------------------------------------------------------------------------------
(PHOTO)                  CATHLEEN P. BLACK                              Director since 1993
Cathleen P. Black        New York, New York                             Age 56

                         Ms. Black is President, Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company, and has held these positions since
                         November 1995, and has been a Director of The Hearst Corporation since January
                         1996. Until that time she served as President and Chief Executive Officer of
                         Newspaper Association of America, a newspaper industry organization, since May
                         1991. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of
                         International Business Machines Corporation and Women.com Networks, Inc.

                         Member of the Audit and Public Issues Review Committees of the Board of
                         Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  WARREN E. BUFFETT                              Director since 1989
Warren E. Buffett        Omaha, Nebraska                                Age 70

                         Mr. Buffett is Chairman of the Board of Directors and Chief Executive Officer
                         of Berkshire Hathaway Inc., a diversified holding company, and has held these positions for more than the past five years. He is also a Director of The
                         Gillette Company and The Washington Post Company.

                         Member of the Audit and Finance Committees of the Board of Directors of the
                         Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  DOUGLAS N. DAFT                                Director since 1999
Douglas N. Daft          Atlanta, Georgia                               Age 57

                         Mr. Daft is Chairman of the Board and Chief Executive Officer of the Company,
                         and has held these positions since February 17, 2000. He served as President and Chief Operating Officer of the Company from December 5, 1999 until
                         February 17, 2000. He previously served as Senior Vice President of the
                         Company from 1991 until December 5, 1999 and as President of the Middle and
                         Far East Group. That position included management responsibility for the
                         Africa Group and the Schweppes Beverage Division from October 29, 1999 until
                         December 5, 1999. Mr. Daft has worked in the Company since 1969, and has held various executive positions since 1984.

                         Chairman of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Cathleen P.
  Black
(PHOTO) Warren E.
  Buffett
(PHOTO) Douglas N. Daft

-------------------------------------------------------------------------------------------------------
(PHOTO)                  SUSAN B. KING                                  Director since 1991
Susan B. King            Durham, North Carolina                         Age 60

                         Ms. King is President of The Leadership Initiative, a support corporation of
                         Duke University, charged with the establishment of undergraduate college leadership programs, and has held this position since September 1999. From
                         January 1995 until September 1999, she served as Leader in Residence, Hart
                         Leadership Program, Sanford Institute of Public Policy, Duke University, a
                         program for the development and advancement of leadership and management skills in the public and private sectors. She was Senior Vice
                         President -- Corporate Affairs of Corning Incorporated from March 1992 through
                         April 1994, and served as President of Corning's Steuben Glass division from
                         1987 to March 1992. She is a Director of Guidant Corporation.

                         Member of the Compensation Committee (including its Restricted Stock and Stock
                         Option Subcommittees) and the Public Issues Review Committee of the Board of
                         Directors of the Company.
-------------------------------------------------------------------------------------------------------

                               INCUMBENT DIRECTORS -- TERM EXPIRING 2003
-------------------------------------------------------------------------------------------------------
(PHOTO)                  RONALD W. ALLEN                                Director since 1991
Ronald W. Allen          Atlanta, Georgia                               Age 59

                         Mr. Allen is a consultant to and advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company, and has held these positions since July
                         1997. He retired as Delta's Chairman of the Board of Directors, President and
                         Chief Executive Officer in July 1997, and had been its Chairman of the Board of Directors and Chief Executive Officer since 1987. He is a Director of Aaron
                         Rents, Inc.

                         Member of the Executive and Audit Committees and the Committee on Directors of
                         the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  DONALD F. MCHENRY                              Director since 1981
Donald F. McHenry        Washington, D.C.                               Age 64

                         Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and
                         International Affairs at the School of Foreign Service, Georgetown University,
                         and a principal owner and President of The IRC Group, LLC, a New York City and
                         Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a Director of AT&T Corporation, FleetBoston
                         Financial Corporation, International Paper Company and GlaxoSmithKline plc.

                         Chairman of the Public Issues Review Committee and a member of the Executive
                         Committee and the Committee on Directors of the Board of Directors of the
                         Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Susan B. King
(PHOTO) Ronald W. Allen
(PHOTO) Donald F.
  McHenry

-------------------------------------------------------------------------------------------------------
(PHOTO)                  SAM NUNN                                       Director since 1997
Sam Nunn                 Atlanta, Georgia                               Age 62

                         Mr. Nunn is a partner in the law firm of King & Spalding, and has held this position since January 1997. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Community Health Systems, Inc.,
                         Dell Computer Corporation, General Electric Company, Internet Security
                         Systems, Inc., National Service Industries, Inc., Scientific-Atlanta, Inc.,
                         Texaco Inc. and Total System Services, Inc.

                         Member of the Executive and Finance Committees of the Board of Directors of
                         the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  PAUL F. OREFFICE                               Director since 1985
Paul F. Oreffice         Lake Tahoe, Nevada                             Age 73

                         Mr. Oreffice retired as Chairman of the Board of Directors and Chief Executive
                         Officer of The Dow Chemical Company in 1992, which position he had held for more than five years.

                         Member of the Finance Committee and the Compensation Committee (including its
                         Restricted Stock and Stock Option Subcommittees) and the Committee on
                         Directors of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------
(PHOTO)                  JAMES B. WILLIAMS                              Director since 1979
James B. Williams        Atlanta, Georgia                               Age 67

                         Mr. Williams retired in March 1998 as Chairman of the Board of Directors and
                         Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He continues to serve as a
                         Director and Chairman of the Executive Committee of SunTrust Banks, Inc. and
                         is also a Director of Genuine Parts Company, Georgia-Pacific Corporation,
                         Rollins, Inc. and RPC, Inc.

                         Chairman of the Finance Committee and a member of the Executive Committee of the Board of Directors of the Company.
-------------------------------------------------------------------------------------------------------

(PHOTO) Sam Nunn
(PHOTO) Paul F.
  Oreffice
(PHOTO) James B.
  Williams

OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

     The following table sets forth information regarding beneficial ownership of Common Stock by each Director, our five most highly compensated executive officers, our former Chief Executive Officer, and our Directors and executive officers as a group, all as of February 20, 2001, except where noted.

                                                           AGGREGATE NUMBER
                                                              OF SHARES                 PERCENT OF
                         NAME                             BENEFICIALLY OWNED      OUTSTANDING SHARES(19)
                         ----                             ------------------      ----------------------
Herbert A. Allen......................................         9,317,435(1)                    *
Ronald W. Allen.......................................            15,827(2)                    *
Cathleen P. Black.....................................            20,188(3)                    *
Warren E. Buffett.....................................       200,009,021(4)                 8.04%
Susan B. King.........................................            15,649(5)                    *
Donald F. McHenry.....................................            32,420(6)                    *
Sam Nunn..............................................             6,583(7)                    *
Paul F. Oreffice......................................            81,449(8)                    *
James D. Robinson III.................................            20,016(9)                    *
Peter V. Ueberroth....................................            93,497(10)                   *
James B. Williams.....................................       105,668,012(11)                4.25%
Douglas N. Daft.......................................         2,523,187(12)                   *
Jack L. Stahl.........................................         1,525,317(13)                   *
James E. Chestnut.....................................           640,690(14)                   *
Charles S. Frenette...................................           865,164(15)                   *
Carl Ware.............................................           674,743(16)                   *
M. Douglas Ivester....................................         4,294,083(17)                   *
All Directors and Executive Officers as a Group (20
  Persons)............................................       326,978,632(18)               12.94%

------------

     * Less than 1% of issued and outstanding shares of Company Common Stock.

     (1) Includes 2,347,920 shares owned by Allen & Company Incorporated ("ACI"). Also includes 21,000 shares owned by Allen Capital International L.P., 12,634 shares owned by Allen Capital L.P. and 240,045 shares owned by Allen Capital II, L.P., each of which is an affiliate of ACI's parent company, 258,938 shares which represent certain family members' interests in a partnership and 73,160 shares owned by his children; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares. Does not include 200,000 shares held by ACI's pension plan nor 11,977 shares managed by Mr. Allen's son in a fiduciary capacity, over which he does not have voting or investment power. Also includes 4,607 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (2) Includes 2,000 shares owned by Mr. Allen's wife and 200 shares owned by her children; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 3,627 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (3) Includes 10,000 shares jointly owned with Ms. Black's husband. Also includes 9,988 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (4) Shares owned indirectly through subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 31.4% by Mr. Buffett and three trusts of which he is trustee but in which he has no beneficial interest and 2.3% by his wife. Also includes 9,021 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (5) Includes 3,649 share units accrued under Ms. King's account under the Deferred Compensation Plan for Non-Employee Directors.

     (6) Includes 420 shares owned by Mr. McHenry's grandchildren. Also includes 5,893 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (7) Includes 5,583 share units accrued under Mr. Nunn's account under the Deferred Compensation Plan for Non-Employee Directors.

     (8) Includes 1,296 shares owned by Mr. Oreffice's wife and 6,000 shares held by a trust of which his wife is sole trustee. Also includes 8,579 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (9) Does not include 4,552,880 shares owned by three trusts of which Mr. Robinson is a beneficiary. Includes 8,016 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (10) Includes 22,000 shares owned by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares owned by his wife, 8,000 shares held by a foundation of which he is one of six Directors and 12,000 shares held by an investment trust for his children. Also includes 20,497 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (11) Includes 89,806,654 shares owned by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares owned by a foundation of which he is one of three trustees. Also includes 24,658 share units accrued under the Deferred Compensation Plan for Non-Employee Directors.

     (12) Includes 5,927 shares credited to Mr. Daft's accounts under The Coca-Cola Company Thrift & Investment Plan, 1,700,000 shares which are subject to transfer restrictions and 43,660 shares held by a foundation of which his wife is sole trustee. Also includes 389,250 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001. Also includes 239 shares owned by his son and 65,200 shares held by two trusts of which his wife is sole trustee; Mr. Daft has disclaimed beneficial ownership of such shares.

     (13) Includes 40,716 shares credited to Mr. Stahl's accounts under The Coca-Cola Company Thrift & Investment Plan, 556,000 shares which are subject to transfer restrictions, 47,990 shares owned by his wife and 2,919 shares owned by his children. Does not include 3,200 shares owned by a trust of which he is a beneficiary. Also includes 628,250 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

     (14) Includes 3,923 shares credited to Mr. Chestnut's accounts under The Coca-Cola Company Thrift & Investment Plan, 272,500 shares which are subject to transfer restrictions, 4,960 shares owned by his wife and 2,997 shares owned by his children. Also includes 328,175 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

     (15) Includes 76,032 shares credited to Mr. Frenette's accounts under The Coca-Cola Company Thrift & Investment Plan, 72,500 shares which are subject to transfer restrictions, 17,800 shares owned by his wife and 1,000 shares owned by his son. Also includes 297,375 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

     (16) Includes 31,439 shares credited to Mr. Ware's accounts under The Coca-Cola Company Thrift & Investment Plan, 337,000 shares which are subject to transfer restrictions, 7,411 shares owned by his wife, 941 shares owned by his son, 170 shares owned by his daughter-in-law and 1,879 shares owned by his grandchildren. Also includes 291,550 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001.

     (17) Includes one share owned by his wife. Also includes 2,650,000 shares which could have been acquired upon the exercise of options which were exercisable on or before April 30, 2000 which were all of Mr. Ivester's options. Information is as of February 17, 2000, the date of Mr. Ivester's retirement, except that he no longer holds shares in The Coca-Cola Company Thrift & Investment Plan. For information on subsequent option exercises, see pages 20 and 21 of this proxy statement.

     (18) Includes 3,422,000 shares which are subject to transfer restrictions and 4,976,334 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2001. Includes the share units listed in the above footnotes.

     (19) Share units accrued under the Deferred Compensation Plan for Non-Employee Directors and shares which may be acquired upon the exercise of options are not counted as outstanding shares in calculating these percentages.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations

     - to file reports of their ownership of Common Stock with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "Exchange"), and

     - to furnish us with copies of the reports.

     We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2000, except that Herbert A. Allen, a Director of the Company, reported on Form 5 rather than a timely Form 4, the purchase of 100,000 shares of Company Common Stock on February 1, 2000 by Allen Capital, L.P., an affiliate of Allen Holding Inc., of which Mr. Allen is a principal share owner. Mr. Allen exercises no investment discretion or control over the portfolio of Allen Capital, L.P. and expressly disclaims beneficial ownership of such shares.

PRINCIPAL SHARE OWNERS

     Set forth in the table below is information as of December 31, 2000 about persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock:

                                                    NUMBER OF SHARES
NAME AND ADDRESS                                   BENEFICIALLY OWNED   PERCENT OF CLASS
----------------                                   ------------------   ----------------
Berkshire Hathaway, Inc.(1)
1440 Kiewit Plaza                                     200,000,000             8.05%
Omaha, Nebraska 68131

SunTrust Banks, Inc.(2)
303 Peachtree Street                                  143,299,030             5.77%
Atlanta, Georgia 30308

------------

     (1) Berkshire Hathaway Inc., a diversified holding company, has informed the Company that certain of its subsidiaries hold an aggregate of 200,000,000 shares of Common Stock. The capital stock of Berkshire Hathaway Inc. is beneficially owned 31.4% by Warren E. Buffet and three trusts of which he is a trustee but in which he has no beneficial interest and 2.3% by his wife. All of such shares of the Company are included in the share ownership of Mr. Buffet disclosed in the table of beneficial ownership of securities above.

     (2) SunTrust Banks, Inc. ("SunTrust"), a bank holding company, has informed the Company that, as of December 31, 2000, certain subsidiaries of SunTrust held either individually or in various fiduciary and agency capacities an aggregate of 143,299,030 shares of Common Stock, of which 95,032,534 shares, or 3.8% of the Common Stock, are held in various fiduciary and agency capacities as to which SunTrust and certain of its subsidiaries may be deemed beneficial owners, but as to which SunTrust and such subsidiaries disclaim any beneficial interest. SunTrust Bank owns individually 25,373,952 shares of Common Stock, SunTrust Bank Holding Company owns individually 12,212,544 shares of Common Stock and Preferred Surety Corporation, a direct subsidiary of SunTrust Bank Holding Company and an indirect subsidiary of SunTrust, owns individually 10,680,000 shares of Common Stock as to which SunTrust may be deemed a beneficial owner. Of the shares held in fiduciary or agency capacities, such subsidiaries of SunTrust have sole voting power with respect to 78,740,532 shares, shared voting power with respect to 12,630,167 shares, sole investment power with respect to 53,260,073 shares and shared investment power with respect to 30,288,010 shares. As to the shares described above, SunTrust has further informed the Company that 95,032,534 of such shares, or 3.8% of the Common Stock, are held in various fiduciary and agency capacities by SunTrust Bank, which is a direct subsidiary of SunTrust Bank Holding Company and an indirect subsidiary of SunTrust.

INFORMATION ABOUT COMMITTEES, MEETINGS AND COMPENSATION OF DIRECTORS

     As called for by our By-Laws, the Board of Directors has established an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee, a Committee on Directors and a Public Issues Review Committee. All committees except the Executive Committee are composed entirely of outside Directors. The Directors' committee memberships are indicated on pages 6 through 9 of this proxy statement.

     The Executive Committee, between meetings of the Board of Directors, may exercise the powers of the Board of Directors except, to the extent prohibited by law, amending the By-Laws, or adopting or recommending to the share owners any matter required by the Delaware General Corporation Law to be submitted to share owners for approval. The Executive Committee met two times in 2000.

     The Finance Committee reviews and recommends to the Board of Directors the policies formulated by management with respect to our financial affairs and accounting policies. The Finance Committee has oversight of the budget and all of the financial operations of the Company. The Finance Committee met six times in 2000.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the internal accounting controls and the professional services furnished by the independent auditors. The Board of Directors has adopted the Charter of the Audit Committee which is attached as Appendix I. All four members of the Audit Committee are "independent" as this term is defined in the New York Stock Exchange listing standards. The Audit Committee met three times in 2000.

     The Compensation Committee reviews and approves all salary arrangements and other remuneration for officers. The Compensation Committee, or its subcommittees, also are responsible for the administration of the Stock Option Plans, the Long-Term Performance Incentive Plan, the Executive Performance Incentive Plan, the Executive Incentive Plan and the Restricted Stock Award Plans. In 2000, the Compensation Committee met seven times, the Stock Option Subcommittee met six times and the Restricted Stock Subcommittee met five times.

     The Committee on Directors recommends to the Board of Directors candidates for election to the Board of Directors. It also reviews matters relating to potential conflicts of interest and Directors' fees and retainers. The Committee on Directors will consider recommendations for nominees for directorships submitted by share owners. Share owners who wish the Committee on Directors to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors in care of the Secretary of the Company at our principal executive offices. The Committee on Directors met four times in 2000.

     The Public Issues Review Committee reviews our policy and practice relating to significant public issues of concern to share owners, the Company, the business community and the general public. The Public Issues Review Committee met three times in 2000.

     In 2000, the Board of Directors held seven meetings and Committees of the Board of Directors held a total of 25 meetings. Overall attendance at such meetings was 95%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he/she served during 2000.

     Officers who are also Directors do not receive any fee or remuneration for services as members of the Board of Directors or of any Committee of the Board of Directors. During 2000, outside Directors received an annual retainer fee of $125,000, with $50,000 paid in cash and $75,000 accrued in share units to the account of each Director under the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"). During 2000, outside Directors also received a $1,000 fee for each Board or Committee meeting attended and, where applicable, a $3,000 committee chairman fee.

     The Deferred Compensation Plan provides that outside Directors may elect to defer receipt of all or part of their annual cash retainer fee until date(s) no earlier than the year following the year in which they leave the Board. Under this plan, retainer fees may be deferred in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units accrue phantom dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. After a participant's service as a Director terminates, cash deferrals will be paid in cash, and share unit deferrals will be paid in shares of Common Stock.

     In addition, the Company provides insurance benefits to members of the Board of Directors who are not employees, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on Company business. The Company also provides health and dental coverage. Costs for all such benefits for 2000 totaled $40,375.

     In 2000, the Company entered into a one-year agreement with The IRC Group, LLC ("IRC"), a company of which Donald F. McHenry, one of our Directors, is President and a principal owner. Under the agreement, IRC provides consulting services to the Company on international affairs and business activities and is paid $185,000. We expect to use the services of IRC in 2001.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     James B. Williams, one of our Directors, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a Director and Chairman of the Executive Committee of SunTrust. Subsidiary banks of SunTrust engage in ordinary course of business banking transactions with the Company and its subsidiaries, including the making of loans on customary terms, for which we paid fees totaling approximately $287,000 in 2000. SunTrust Bank (formerly SunTrust Bank, Atlanta), a subsidiary of SunTrust, has extended a $75 million fixed line of credit, a $200 million variable line of credit and a letter of credit to the Company, for which we paid fees totaling approximately $114,000 in 2000. SunTrust Bank also holds equipment leases under which we paid approximately $208,000 in 2000 for the lease of trailers used to haul syrup. A SunTrust subsidiary leases office space in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. Our subsidiary acquired that building in 1982 as an incidental part of a much larger transaction. In 2000, our subsidiary was paid $332,500 and it is expected that it will be paid a similar amount in 2001 under the terms of the current lease. In the opinion of management, the terms of such banking and credit arrangements and lease are fair and reasonable and as favorable to the Company and its subsidiaries as those which could have been obtained from unrelated third parties at the time of their execution.

     Warren E. Buffett, one of our Directors, is Chairman of the Board of Directors, Chief Executive Officer and the major share owner of Berkshire Hathaway Inc. ("Berkshire Hathaway"). Berkshire Hathaway holds a significant equity interest in American Express Company. In 2000, we paid fees for credit card memberships, business travel and other services in the ordinary course of business to subsidiaries of that company. International Dairy Queen ("IDQ") is a wholly owned subsidiary of Berkshire Hathaway. In 2000, IDQ and its subsidiaries made payments totaling approximately $1,030,000 to the Company and its subsidiaries directly and through bottlers and other agents in respect of fountain syrup and other products in the ordinary course of business. Also in 2000, IDQ and its subsidiaries received promotional and marketing incentives (such as funding and loans for menu boards bearing the Company's logo) for corporate and franchised stores totaling approximately $1,410,000 from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of IDQ and is on terms substantially similar to the Company's relationships with other customers. Berkshire Hathaway also holds a significant equity interest in Moody's Corporation and Jones Apparel Group, Inc. In 2000, the Company paid fees totaling approximately $154,000 to Moody's Corporation for rating our commercial paper programs and other services in the ordinary course of business. In 2000, the Company paid approximately $535,000 to Jones Apparel Group, Inc. for apparel used for promotional purposes.

     Sam Nunn is a partner in the law firm King & Spalding. King & Spalding provided legal services to the Company and its subsidiaries in 2000, and we expect that they will provide services to the Company and its subsidiaries in 2001.

     See "Information about Committees, Meetings and Compensation of Directors" on pages 13 and 14 and "Compensation Committee Interlocks and Insider Participation" on pages 31 and 32.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in 2000, 1999 and 1998 to both our current and former Chief Executive Officers and our four other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                              ---------------------------------------------   ---------------------------------------
                                                                                            SECURITIES
                                                                              RESTRICTED    UNDERLYING
                                                               OTHER ANNUAL      STOCK      OPTIONS/SAR      LTIP
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS(4)    COMPENSATION   AWARDS(8/9)   AWARDS(11)    PAYOUTS(12)
---------------------------   ----   ----------   ----------   ------------   -----------   -----------   -----------
Douglas N. Daft(1)            2000   $1,268,750   $3,000,000     $131,554(5)  $87,281,250     650,000       $      0
  Chairman of the Board       1999      459,833            0            0               0     125,000              0
  and Chief Executive         1998      415,250      275,000            0       2,700,000           0        351,900
  Officer

Jack L. Stahl(2)              2000      734,792    1,275,000            0       8,728,125     500,000              0
  President and Chief         1999      485,000            0            0               0     125,000              0
  Operating Officer           1998      465,000      275,000            0       2,700,000           0        429,300

James E. Chestnut             2000      455,000      687,500            0       7,273,438     270,000              0
  Executive Vice President    1999      400,000            0            0         543,125     117,500              0
                              1998      365,000      275,000            0       2,531,250           0        351,900

Charles S. Frenette           2000      466,115      668,750       77,787(6)    7,273,438(10) 270,000              0
  Executive Vice President    1999      390,000            0            0         271,563     117,500              0
                              1998      282,500      225,000            0       2,531,250           0        277,200

Carl Ware                     2000      439,167      668,750            0       7,273,438     270,000              0
  Executive Vice President    1999      350,000            0            0               0      93,750              0
                              1998      335,000      200,000            0               0      50,000        277,200

M. Douglas Ivester(3)         2000      250,000            0       81,850(7)            0           0              0
  Former Chairman of the      1999    1,354,167            0            0               0     250,000              0
  Board and Chief             1998    1,250,000    1,500,000            0      16,875,000           0        702,000
  Executive Officer


                                 ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION(13)
---------------------------   ----------------
Douglas N. Daft(1)               $    67,171
  Chairman of the Board               33,932
  and Chief Executive                 33,749
  Officer

Jack L. Stahl(2)                      70,946
  President and Chief                 63,566
  Operating Officer                   61,716

James E. Chestnut                     26,445
  Executive Vice President            25,529
                                      28,125

Charles S. Frenette                   54,764
  Executive Vice President            52,502
                                      48,995

Carl Ware                             24,246
  Executive Vice President            27,267
                                      27,891

M. Douglas Ivester(3)                 51,121
  Former Chairman of the          17,819,697(14)
  Board and Chief                    142,799
  Executive Officer

------------

     (1) Mr. Daft was elected President and Chief Operating Officer of the Company on December 5, 1999. Mr. Daft was elected a Director on December 15, 1999. He was elected Chairman of the Board and Chief Executive Officer on February 17, 2000.

     (2) Mr. Stahl was elected Executive Vice President on January 18, 2000. Previously he was Senior Vice President. Also on February 17, 2000, he was elected President and Chief Operating Officer.

     (3) Mr. Ivester retired as Chairman of the Board and Chief Executive Officer of the Company on February 17, 2000.

     (4) The amounts in the Bonus column for 2000 represent payments from the Executive Performance Incentive Plan and discretionary payments made to the executive officers. No senior officer, including the named executive officers, received an annual incentive award for 1999. The amounts in the Bonus column for 1998 for Messrs. Daft, Stahl, Chestnut, Ware and Ivester were discretionary awards. Under the Executive Performance Incentive Plan approved by share owners of the Company in 1994, cash awards are made to participants based upon the individual's contributions to the improvement of operating results, growth, profitability and efficient operation of the Company. Awards are paid to participants annually during the year following the plan year after certification of performance goals. In the event of a change in control, participants earn the right to receive awards equal to the target percentage of their annual salaries as if their performance goals had been met, prorated to reflect the number of months a participant was employed in the plan year. No awards were made to any executives under the Executive Performance Incentive Plan for 1998. The amount in the Bonus column for Mr. Frenette for 1998 was an award under the Annual Incentive Performance Plan (the "Annual Plan"). The Annual Plan does not cover any executive who is selected to participate in the Executive Performance Incentive Plan.

     (5) Mr. Daft's other annual compensation includes $121,762 for personal use of Company aircraft. Mr. Daft is required by the Company to use Company aircraft for all travel. Such travel for Mr. Daft and his spouse includes a gross-up for taxes due.

     (6) Mr. Frenette's other annual compensation includes $47,810 for relocation expenses above those covered under normal relocation programs and $21,250 representing a payment equivalent to dividend income under the terms of the performance-based future grant of restricted stock to Mr. Frenette (described in footnote 10 on page 18 of this proxy statement).

     (7) Mr. Ivester's other annual compensation consisted of payments in 2000 for office and secretarial services as disclosed in the Company's most recent proxy statement.

     (8) 500,000 of the restricted shares awarded to Mr. Daft in 2000 and the awards of restricted shares for Messrs. Daft, Stahl, Chestnut and Frenette granted prior to 2000 were awards from the 1989 Restricted Stock Award Plan. Restrictions on those awards lapse when the recipient retires (at or after age 62 on a date that is at least 5 years from the award date), becomes disabled or dies, or upon a change in control.

     1,000,000 of the restricted shares awarded to Mr. Daft and all of the restricted shares for Messrs. Stahl, Chestnut and Ware granted from the 1989 Restricted Stock Award Plan in 2000 were performance-based restricted stock awards as described under Item 3. To ensure tax deductibility of the awards, the awards are contingent upon share-owner approval of Item 3.

     (9) Under the 1983 Restricted Stock Award Plan, restrictions on awards granted through July 1991 to executive officers lapse when the recipient retires, becomes disabled or dies, or upon a change in control. Generally, restrictions on awards granted to executive officers after July 1991 pursuant to the 1983 Restricted Stock Award Plan, and awards granted pursuant to the 1989 Restricted Stock Award Plan, lapse when the recipient retires at or after age 62 on a date which is at least five years from the award date, becomes disabled or dies, or upon a change in control.

     The shares awarded under these plans have been adjusted, as necessary, to reflect the 2-for-1 stock splits that occurred on May 1, 1996, May 1, 1992 and May 1, 1990, and the 3-for-1 stock split that occurred on June 16, 1986. Under these plans, Mr. Daft was originally awarded 1,595,000 shares, which, adjusted for such stock splits, at the end of 2000 aggregated 1,700,000 of which 1,000,000 are performance-based shares (value at year end equaled $103,593,750); Mr. Stahl was originally awarded 262,000 shares, which, adjusted for such stock splits, at the end of 2000 aggregated 556,000 shares of which 150,000 are performance-based shares (value at year end equaled $33,881,250); Mr. Chestnut was originally awarded 243,500 shares, which, adjusted for such stock splits, at the end of 2000 aggregated 272,500 shares of which 125,000 are performance-based shares (value at year end equaled $16,605,469); Mr. Frenette was originally awarded 62,500 shares, which, adjusted for such stock splits, at the end of 2000 aggregated 72,500 shares (value at year end equaled $4,417,969); and Mr. Ware was originally awarded 156,000 shares, which, adjusted for such stock splits, at the end of 2000 aggregated 337,000 shares of which 125,000 are performance-based shares (value at year end equaled $20,535,938).

     Dividends on all stock awards are paid at the same rate as paid to all share owners. The 1983 Restricted Stock Award Plan provides for the Company to make cash payments to recipients of awards made under these plans in amounts equal to the recipients' income tax liability on these awards when the restrictions lapse. Receipt of these cash payments also causes recipients to incur income tax liability, but no cash payments are made to the recipients to offset this liability. No cash payments for reimbursement of any income tax liability are provided under the 1989 Restricted Stock Award Plan.

     (10) Mr. Frenette was provided with a promise to award a future grant of restricted stock equivalent to 125,000 shares if performance criteria are met. To ensure tax deductibility of the award, the award is subject to share-owner approval of Item 3. To ensure tax-effective delivery of the award, the award was not a direct grant of restricted shares. Instead, Mr. Frenette received a promise to award such shares in January 2006 with subsequent release of the award in March 2006, if performance related to earnings per share growth for the period from January 1, 2001 to December 31, 2005 is met. Payments will be made under the award to Mr. Frenette during the period equivalent to the dividend income of an equivalent number of shares of the Company.

     (11) Messrs. Daft, Stahl, Chestnut, Frenette and Ware received a stock option award in February 2000 to ensure retention of Company leadership during a critical time of the Company's transition. Messrs. Stahl, Chestnut, Frenette and Ware also received option awards at the time of the Company's annual award of such grants. The amounts of the separate awards are detailed on the Option/SAR Grants in Last Fiscal Year chart on page 19 of this proxy statement.

     (12) No awards were made to any participant under the Long-Term Performance Incentive Plan for the three-year periods ending December 31, 2000 or December 31, 1999. The award under the Long-Term Performance Incentive Plan for the three-year period ending December 31, 1998 represents the full award, although one-half of the amount was subject to forfeiture if the recipient left the Company prior to December 31, 2000, except by reason of retirement, death or disability or unless pursuant to a change in control.

     (13) For 2000, includes for Mr. Daft: $5,100 contributed by the Company to The Coca-Cola Company Thrift & Investment Plan (the "Thrift Plan" described below) and $62,071 accrued under The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Plan" described below); for Mr. Stahl: $5,100 contributed by the Company to the Thrift Plan, $36,399 accrued under the Supplemental Plan, and $29,447 in above-market interest credited on amounts deferred under the Company's 1986 Compensation Deferral and Investment Program (the "CDIP" described below); for Mr. Chestnut: $4,500 contributed by the Company to the Thrift Plan, and $21,945 accrued under the Supplemental Plan; for Mr. Frenette:
$5,100 contributed by the Company to the Thrift Plan, $20,217 accrued under the Supplemental Plan and $29,447 in above-market interest credited on amounts deferred under the CDIP; for Mr. Ware: $5,100 contributed by the Company to the Thrift Plan and $19,146 accrued under the Supplemental Plan; and for Mr.
Ivester: $5,100 contributed by the Company to the Thrift Plan, $18,075 accrued under the Supplemental Plan, and $27,946 in above-market interest credited on amounts deferred under the CDIP.

     The Thrift Plan is a tax-qualified defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986. The Company contributes an amount to the Company Stock Fund of each participant's account maintained under the Thrift Plan equal to 100% of the participant's contributions but not more than (a) 3% of the participant's earnings or (b) the amount allowable under the limits imposed under Sections 401(a) and 415(c) of the Internal Revenue Code of 1986, whichever is lower.

     The Supplemental Plan provides a benefit to any eligible individual for whom the 3% matching contribution would otherwise be in excess of the maximum permitted under the Thrift Plan. The difference between the theoretical company matching contribution under the Thrift Plan for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been purchased for the participant's account in the absence of the IRS's limitations on earnings and contributions that can be considered for purposes of tax-qualified plans. The value of the accumulated theoretical shares, including dividends, is paid in cash to the individual at termination of employment. A participant will forfeit all rights to future benefits under the Supplemental Plan if the participant engages in competition with the Company following termination of employment.

     The CDIP permitted salaried employees of the Company and certain of its subsidiaries whose base annual salary was at least $50,000, to defer, on a one-time basis, up to $50,000 of the compensation earned between May 1986 and April 1987. Participants are credited with interest on their deferrals. Effective January 1, 1998, the rate was set at 14% per annum. At enrollment, each participant elected a method of distribution either (a) as a level annuity payable from the date of retirement until attainment of age 80, or (b) split between pre-retirement payments commencing no earlier than 1993 and a level annuity payable from the date of retirement until attainment of age 80. Participants are allowed to make a one-time election to defer the commencement of monthly annuity payments until the earlier of age 65 or death. This election is, generally, only effective if the participant terminates employment at least one year after making the election and after reaching early retirement age under the Company's pension plan. If a participant terminates employment prior to early retirement age, the amounts credited, generally, will be paid out in a lump sum in cash when the participant no longer is an employee of the Company or of any participating subsidiary.

     (14) In addition to the amounts listed in footnote 13, the amount in the All Other Compensation column for Mr. Ivester for 1999 also includes accruals of $17,687,141 made during 1999 regarding those portions of Mr. Ivester's retirement arrangement which had not already been reported in prior proxy statements. The arrangement was fully described in the Company's most recent proxy statement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------

                                           % OF
                        NUMBER OF         TOTAL
                        SECURITIES       OPTIONS/
                        UNDERLYING         SARS
                       OPTIONS/SARS      GRANTED       EXERCISE OR
                         GRANTED       TO EMPLOYEES    BASE PRICE    EXPIRATION
NAME                      (#)(1)      IN FISCAL YEAR    ($/SHARE)       DATE
----                   ------------   --------------   -----------   ----------
Douglas N. Daft          650,000          2.1%          $54.34375     2/15/2015

Jack L. Stahl            200,000          0.6%           54.34375     2/15/2015
                         300,000          1.0%           57.84375    10/17/2015

James E. Chestnut        100,000          0.3%           54.34375     2/15/2015
                         170,000          0.5%           57.84375    10/17/2015

Charles S. Frenette      100,000          0.3%           54.34375     2/15/2015
                         170,000          0.5%           57.84375    10/17/2015

Carl Ware                100,000          0.3%           54.34375     2/15/2015
                         170,000          0.5%           57.84375    10/17/2015

M. Douglas Ivester             0           N/A                N/A           N/A


                                  POTENTIAL REALIZABLE VALUE AT ASSUMED
                                ANNUAL RATES OF STOCK PRICE APPRECIATION
                                       FOR OPTION TERM (15 YEARS)*
                       -----------------------------------------------------------
                                    5%                            10%
                       ----------------------------   ----------------------------
                                                        PRICE
                       PRICE PER      AGGREGATE          PER         AGGREGATE
NAME                     SHARE         VALUE(2)         SHARE         VALUE(2)
----                   ---------   ----------------   ---------   ----------------
Douglas N. Daft        $113.035    $     38,149,313   $227.1569   $    112,328,531

Jack L. Stahl           113.035          11,738,250    227.1569         34,562,625
                        120.315          18,741,375    241.7869         55,182,938

James E. Chestnut       113.035           5,869,125    227.1569         17,281,313
                        120.315          10,620,113    241.7869         31,270,331

Charles S. Frenette     113.035           5,869,125    227.1569         17,281,313
                        120.315          10,620,113    241.7869         31,270,331

Carl Ware               113.035           5,869,125    227.1569         17,281,313
                        120.315          10,620,113    241.7869         31,270,331

M. Douglas Ivester          N/A                 N/A         N/A                N/A

All Share Owners as a
  Group (weighted
  average option
  price per share).... $116.044    $149,715,305,212   $ 233.203   $440,828,460,800

Named executives' portion of assumed value gained by all share owners is less than .0008 of such gain.

------------

     * The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of Company Common Stock. The gains reflect a future value based upon growth at these prescribed rates. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower, value.

      It is important to note that options have value to recipients, including the listed executives, only if the stock price advances beyond the grant date price shown in the table during the effective option period.

     (1) These awards were made pursuant to the 1999 Stock Option Plan. Under this plan, the option price must be not less than 100% of the fair market value of Company Common Stock on the date the option is granted. The fair market value of a share of Company Common Stock is the average of the high and low market prices at which a share of stock was sold on the date of grant. The grants provide that stock options may not be exercised during the first twelve months after the date of grant.

      For options awarded on February 16, 2000, the options vest only at the end of three years from the date of grant. Options awarded in October vest one-fourth on the first, second, third and fourth anniversaries of the grant date.

      The plan allows shares of Company Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities, but does not provide for a cash payment by the Company for income taxes payable as a result of the exercise of a stock option award. The 1999 Stock Option Plan allows options to remain exercisable for 15 years from the date of grant. The plan has provisions about the impact of a change of control, death, disability, retirement and termination of employment on the exercisability of options, with change of control, death, disability and retirement, with certain exceptions, causing acceleration of vesting.

     (2) Not discounted to present value. Using a discount rate of 11%, which approximates the Company's cost of capital, the present value of the assumed potential realizable value of Mr. Daft's award is $7,973,372 at a 5% annual rate of stock price appreciation and $23,477,151 at a 10% annual rate of stock price appreciation; of Mr. Stahl's February 16, 2000 award is $2,453,345 at a 5% annual rate of stock price appreciation and $7,223,739 at a 10% annual rate of stock price appreciation and Mr. Stahl's October 18, 2000 award is $3,917,029 at a 5% annual rate of stock price appreciation and $11,533,474 at a 10% annual rate of stock price appreciation; of Messrs. Chestnut, Frenette and Ware's February 16, 2000 award is $1,266,673 at a 5% annual rate of stock price appreciation and $3,611,869 at a 10% annual rate of stock price appreciation and of Messrs. Chestnut, Frenette and Ware's October 18, 2000 award is $2,219,650 at a 5% annual rate of stock price appreciation and $6,535,635 at a 10% annual rate of stock price appreciation.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTIONS/SAR VALUES(1)

                                                                                                 VALUE OF
                                                                             NUMBER OF          UNEXERCISED
                                                                            SECURITIES         IN-THE-MONEY
                                                                            UNDERLYING        OPTIONS/SARS AT
                                                                            UNEXERCISED      FY-END ($) (BASED
                                                                          OPTIONS/SARS AT     ON $60.9375 PER
                                                                            FY-END (#)            SHARE)
                                  SHARES ACQUIRED                          EXERCISABLE/        EXERCISABLE/
NAME                                ON EXERCISE      VALUE REALIZED(2)     UNEXERCISABLE       UNEXERCISABLE
----                              ---------------    -----------------    ---------------    -----------------
Douglas N. Daft                             0                   N/A           389,250/         $23,719,922/
                                                                               743,750           45,322,266
Jack L. Stahl                               0                   N/A           628,250/          38,283,984/
                                                                               593,750           36,181,641
James E. Chestnut                           0                   N/A           328,175/          19,998,164/
                                                                               358,125           21,823,242
Charles S. Frenette                    48,000           $ 1,723,773(3)        297,375/          18,121,289/
                                                                               358,125           21,823,242
Carl Ware                                   0                   N/A           291,550/          17,766,328/
                                                                               354,200           21,584,063
M. Douglas Ivester                    770,866           $28,631,022(4)        750,000/          45,703,125/
                                                                                     0                    0

------------

     (1) The share numbers, and market and exercise prices have been adjusted, as necessary, for the 2-for-1 stock splits that occurred on May 1, 1996, May 1, 1992 and May 1, 1990.

     (2) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Company Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.

     (3) The exercise price of the stock option was $9.75781, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was April 19, 1990.

     (4) Mr. Ivester's exercises took place after his retirement. The exercise prices of the stock options were $9.75781, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was April 19, 1990; $13.95313, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was April 17, 1991; $20.5625, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was April 15, 1992; $19.9375, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was April 15, 1993; and $25.375, which is equal to the fair market value of a share of Company Common Stock on the grant date, which was October 19, 1994.

             LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

                                                       PERFORMANCE
                                        NUMBER OF       OR OTHER             ESTIMATED FUTURE PAYOUTS
                                         SHARES,      PERIOD UNTIL     UNDER NON-STOCK PRICE-BASED PLANS(2)
                                         UNITS OR     MATURATION OR   --------------------------------------
NAME                                   OTHER RIGHTS      PAYOUT       THRESHOLD      TARGET        MAXIMUM
----                                   ------------   -------------   ----------   -----------   -----------
Douglas N. Daft......................   $1,389,300       3 years       $277,860    $1,389,300    $2,431,275

Jack L. Stahl........................      834,000       3 years        166,800       834,000     1,459,500

James E. Chestnut....................      531,000       3 years        106,200       531,000       929,250

Charles S. Frenette..................      531,000       3 years        106,200       531,000       929,250

Carl Ware............................      531,000       3 years        106,200       531,000       929,250

M. Douglas Ivester...................            0       N/A             N/A          N/A           N/A

------------

     (1) The Company has established a Long-Term Performance Incentive Plan which has been approved by share owners. The Compensation Committee, which administers the plan, awards incentive compensation to certain executive and senior officers of the Company as well as designated other key executives of the Company. The Committee determines a base for each participant. The base is calculated on the participant's salary grade midpoint and level of responsibility, for a three-year plan period, and the base cannot be increased for that period. The Committee also sets a matrix which contains the target levels for the performance measures selected. Actual awards are determined after the end of the three-year period and range from 0% to 175% of the participant's base. The plan is not based on the price of Company Common Stock. Subject to continued employment of the participant, unless death, disability or retirement occurs, one-half of each award earned is paid at the close of each three-year performance period. Payment of the other half of each award, the "Contingent Award," is deferred for two years and is subject to forfeiture if the participant's employment with the Company terminates for any reason other than death, disability, retirement or a change in control of the Company during such two-year period. The participant is entitled to accrue interest on the Contingent Award during such two-year period, calculated at rates not in excess of prevailing market interest rates. Upon a change in control of the Company, all awards or portions of awards earned up until such date become fully vested and payable, and additional payments will be made in an amount equal to the participant's liability for any taxes attributable to such payments.

     (2) The threshold amount is equal to .20 times the targeted payout, and if actual Company performance falls below certain parameters, no payouts are made. The target amount is earned if special performance targets are achieved. The maximum amount that can be earned is 1.75 times the targeted amount.

                               PENSION PLAN TABLE

  ASSUMED AVERAGE
ANNUAL COMPENSATION              YEARS OF CREDITED SERVICE WITH THE COMPANY
FOR FIVE-YEAR PERIOD   --------------------------------------------------------------
PRECEDING RETIREMENT    15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
--------------------    --------     --------     --------     --------     --------
     $  500,000        $  175,000   $  200,000   $  225,000   $  250,000   $  275,000
      1,000,000           350,000      400,000      450,000      500,000      550,000
      1,500,000           525,000      600,000      675,000      750,000      825,000
      2,000,000           700,000      800,000      900,000    1,000,000    1,100,000
      2,500,000           875,000    1,000,000    1,125,000    1,250,000    1,375,000
      3,000,000         1,050,000    1,200,000    1,350,000    1,500,000    1,650,000
      3,500,000         1,225,000    1,400,000    1,575,000    1,750,000    1,925,000
      4,000,000         1,400,000    1,600,000    1,800,000    2,000,000    2,200,000
      4,500,000         1,575,000    1,800,000    2,025,000    2,250,000    2,475,000
      5,000,000         1,750,000    2,000,000    2,250,000    2,500,000    2,750,000

     This table sets forth the annual retirement benefits payable under the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan" described below), the retirement portion of the Supplemental Plan and The Coca-Cola Company Key Executive Retirement Plan (the "Key Executive Plan" described below) upon retirement at age 65 or later based on an employee's assumed average annual compensation for the five-year period preceding retirement and assuming actual retirement on January 1, 2001. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

     Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Awards under the Long-Term Performance Incentive Plan are also included in the computation of benefits under the Retirement Plan, the Key Executive Plan and the Supplemental Plan. Company contributions received under the Thrift Plan and Supplemental Plan are not included in the calculation of the named executive officer's compensation for purposes of the pension benefit.

     The Retirement Plan is a tax-qualified defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of (a) the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years of credited service) or (b) $170,000 for 2000 (the limit set by the Internal Revenue Code of 1986), whichever is lower, times the employee's years of credited service. Age requirements for early retirement and benefit reductions for early retirement are reduced for participants who terminate for any reason within two years after a change in control. The term "compensation" includes salary, overtime, commissions and performance incentive awards of the participants.

     The Supplemental Plan also provides a benefit to eligible persons whenever 100% of their pension benefits under the Retirement Plan are not permitted to be funded or paid through that plan because of limits imposed by the Internal Revenue Code of 1986. Those limitations in 2000 include a maximum annual benefit at age 65 of $135,000. If a participant terminates employment before early retirement age (for any reason other than death), the participant will forfeit the portion of the Supplemental Plan pension benefit attributable to credited service after December 31, 1993, unless the Compensation Committee of the Board of Directors decides otherwise. In addition, a participant will forfeit all rights to future pension benefits under the Supplemental Plan if the participant competes against the Company following termination of employment. If a participant is entitled to a pension benefit from the Retirement Plan because of termination of employment for any reason within two years after a change in control, then the change in control provisions in the Retirement Plan will apply to the calculation of the participant's pension benefit under the Supplemental Plan. These vested benefits are payable on termination of employment.

     The Key Executive Plan provides certain executive and other key senior officers of the Company annually, upon retirement, 20% of the average pay, including awards pursuant to the Long-Term Performance Incentive Plan, for the five highest consecutive years out of the employee's last eleven years of credited service, increased 1% for each year of vested service with the Company up to a maximum of 35 years (i.e., up to 55%). The amount any participant will receive under the Key Executive Plan will be reduced, dollar for dollar, by amounts payable under the Retirement Plan. Eligibility for early retirement benefits under the Key Executive Plan starts when the participant has completed ten years of service with the Company and is 55 years old, or when the participant reaches age 60. Normal retirement benefits may commence when the participant reaches age 65. These vested benefits are payable on termination of employment. If a participant should die prior to retirement, his or her surviving spouse will receive accrued benefits under the Key Executive Plan, less any other survivor income benefits payable under the Retirement Plan. There is also a benefit to a participant's surviving spouse if the participant dies after retirement. A participant will forfeit all rights to future benefits under the Key Executive Plan if the participant competes against the Company following termination of employment. In the event of a change in control, all benefits accrued to participants would immediately vest and, if a participant's employment terminates within two years after a change in control, his or her benefits would be paid in cash in a lump sum. In certain cases, such benefits are calculated assuming continuation of employment to the first date on which the employee would have satisfied the eligibility requirements with assumed increases of 8% per annum in covered compensation. Also in such event, the Company will pay the employee an additional amount equal to the liability, if any, under Section 4999 of the Internal Revenue Code of 1986 attributable to lump sum payments under the Key Executive Plan.

     The respective years of credited service under the Employee Retirement Plan as of February 17, 2000 for Mr. Ivester and December 31, 2000, for the other persons named in the Summary Compensation Table are as follows: Mr. Daft, 24.3 years; Mr. Stahl, 21.5 years; Mr. Chestnut, 28.4 years; Mr. Frenette, 26.6 years; Mr. Ware, 27 years; and Mr. Ivester, 20.3 years.

     The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of The Coca-Cola Company and its Subcommittees on Executive Compensation shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
   THE COCA-COLA COMPANY, S&P 500 INDEX AND FOOD, BEVERAGE AND TOBACCO GROUPS

                                  TOTAL RETURN
                     STOCK PRICE PLUS REINVESTED DIVIDENDS
                        (PERFORMANCE GRAPH APPEARS HERE)

=============================================================================================================================
MEASUREMENT PERIOD                              THE COCA-COLA               THE                        FOOD,
(FISCAL YEAR ENDING)                            COMPANY                     S&P 500                    BEVERAGE, AND TOBACCO*
-----------------------------------------------------------------------------------------------------------------------------
12/31/95                                        $100                        $100                        $ 100
12/31/96                                        $143                        $123                        $ 120
12/31/97                                        $183                        $164                        $ 159
12/31/98                                        $186                        $211                        $ 176
12/31/99                                        $163                        $255                        $ 128
12/31/00                                        $173                        $232                        $ 179
-----------------------------------------------------------------------------------------------------------------------------

     * Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

     Adolph Coors Company, American Italian Pasta Company, Anheuser-Busch Companies, Inc., Archer-Daniels-Midland Company, Brown-Forman Corporation, Campbell Soup Company, Coca-Cola Enterprises Inc., ConAgra Foods, Inc., Constellation Brands, Inc., Corn Products International, Inc., Dean Foods Company, Dole Food Company, Inc., Dreyer's Grand Ice Cream, Inc., Flowers Industries, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, IBP, inc., International Multifoods Corporation, Interstate Bakeries Corporation, Keebler Foods Company, Kellogg Company, Krispy Kreme Doughnuts, Inc., Lancaster Colony Corporation, McCormick & Company, Incorporated, Michael Foods, Inc., NBTY, Inc., PepsiCo, Inc., Philip Morris Companies Inc., Ralcorp Holdings, Inc., Ralston Purina Company, RJ Reynolds Tobacco Holdings, Inc., Sara Lee Corporation, Smithfield Foods, Inc., Suiza Foods Corporation, The Earthgrains Company, The Hain Celestial Group, Inc., The Pepsi Bottling Group,

Inc., The Quaker Oats Company, The Robert Mondavi Corporation, Triarc Companies, Inc., Tyson Foods, Inc., Universal Corporation, UST Inc., Whitman Corporation and Wm. Wrigley Jr. Company.

     The Wall Street Journal periodically changes the companies reported as a part of the Food, Beverage and Tobacco Groups of companies. At the time last year's proxy statement was printed, the Groups excluded American Italian Pasta Company, Constellation Brands, Inc., Corn Products International, Inc., Dean Foods Company, Dreyer's Grand Ice Cream, Inc., Flowers Industries, Inc., IBP, inc., International Multifoods Corporation, Interstate Bakeries Corporation, Keebler Foods Company, Krispy Kreme Doughnuts, Inc., Lancaster Colony Corporation, Michael Foods, Inc., NBTY, Inc., Ralcorp Holdings, Inc., Smithfield Foods, Inc., Suiza Foods Corporation, The Earthgrains Company, The Hain Celestial Group, Inc., The Pepsi Bottling Group, Inc., The Robert Mondavi Corporation, Triarc Companies, Inc. and Universal Corporation. Those companies are included in the Groups this year. Bestfoods and Nabisco Group Holdings Corp., companies included in the Groups last year, are excluded from the Groups this year. Additionally, ConAgra Inc. changed its name to ConAgra Foods, Inc.

     The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1995.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS OF THE COCA-COLA COMPANY
                AND ITS SUBCOMMITTEES ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of The Coca-Cola Company and related subcommittees (the "Committees") offer this report regarding compensation policies for executive officers and the Chief Executive Officer of the Company.

     The overall goal of the Committees is to develop executive compensation policies and practices that are consistent with and linked to the Company's strategic business objectives. As the year 2000 represented a year of significant change for the Company, the Committees undertook a comprehensive review of the Company's total compensation philosophy to ensure that that philosophy remained aligned with our strategic business objectives. To begin the process, the Committees reaffirmed certain principles related to structuring the compensation packages of executive officers. They are as follows:

          Long-Term and At-Risk Focus. The majority of pay for executive officers should be composed of long-term, at-risk pay to focus management on the long-term interests of share owners. While base salary, annual incentives and employee benefits should be at competitive levels, the continued focus for top executives is the long-term growth of the Company.

          Equity Orientation. Equity-based plans should comprise a major part of the at-risk portion of total compensation to instill ownership thinking and to link compensation to corporate performance and share-owner interests. Consistent with this philosophy, the Company has established ownership guidelines for executives with consequences for shortfalls.

          Management Development. To support the Board of Directors in fulfilling its responsibility of identifying future business leaders, compensation opportunities should be structured to attract and retain those individuals who can maximize the creation of share-owner value.

          Competitiveness. The Company emphasizes total compensation opportunities while at the same time focusing attention on the competitive posture of each component of compensation. The development of at-risk pay policies is influenced by competitive practice. Competitiveness of base salary and annual incentives is independent of stock performance. However, overall competitiveness of total compensation will remain contingent on long-term, stock-based compensation programs. In line with this principle, current total compensation competitiveness is targeted in the top quartile of the range of total compensation of a comparator group of companies described in the text section of this proxy statement.

          These principles apply to compensation policies for all executive officers. The Committees do not follow the principles in a mechanistic fashion; rather, the Committees use experience and judgment in determining the appropriate mix of compensation for each individual.

        The sections that follow illustrate these principles.

COMPONENTS OF EXECUTIVE COMPENSATION

     The primary components of executive compensation are:

     - ANNUAL CASH COMPENSATION, including base salary and annual incentives.

     - LONG-TERM INCENTIVE COMPENSATION, including cash long-term incentives, stock options and restricted stock.

     Executive officers receive compensation structured to meet varying business objectives, and to cumulatively provide a level of total compensation in the top quartile of the range of total compensation offered by a comparator group. The companies selected for comparison of total compensation differ from those included in the Performance Graph because the Company seeks talent from a broader group of companies than the Food, Beverage and Tobacco Groups against which performance is compared.

     Total compensation comparators are selected by screening large public companies for such performance characteristics as profit growth and return on equity. Those companies exhibiting leadership in the performance measures over sustained periods are selected as benchmarks for the Company's total compensation standards.

     The philosophy underlying each category is discussed herein.

ANNUAL CASH COMPENSATION

     Base Salary. The purpose of base salary is to create a secure base of cash compensation for executive officers that is competitive with the U.S. market for global talent. Generally, total cash compensation (base salary plus cash incentives) for executive officers will be targeted within the third quartile versus the relevant talent market. The Committees exercise their discretion in making salary decisions and rely to a large extent on the Chief Executive Officer's evaluations of individual executive officer performance after reviewing such performance with him. Salary increases for executive officers do not follow a preset schedule or formula.

     Base salary will provide an income level that is sufficient to minimize day-to-day distractions of executives from their focus on long-term business growth. However, base pay levels are not intended to be the vehicle for significant long-term capital and wealth accumulation for executives.

     With individual variation, base pay for the executive officer group generally falls within the targeted third quartile of the relevant talent market.

     Annual Incentives. The purpose of annual incentives is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives. Annual incentives measure business performance, include performance for operating groups and divisions where responsibilities are group and division responsibilities, and are a primary program for measuring individual performance. Annual incentives provide a payout scale with high up-side opportunity for high performance and zero payout for low performance. Additionally, annual incentives provide income levels that are sufficient to allow for modest capital and wealth accumulation for executive officers in the presence of high levels of business performance.

     The Company has maintained the Annual Performance Incentive Plan, and adopted the Executive Performance Incentive Plan effective January 1, 1994. Executive officers may be selected for participation in either, but not both, of these plans. For those executive officers participating in the Executive Performance Incentive Plan, the Compensation Committee has created a companion incentive plan that allows a subjective evaluation of each executive officer's individual performance. Each plan is described below.

          Annual Performance Incentive Plan. Target annual incentives are established for certain key executives, including executive officers not expected to be subject to Section 162(m) of the Internal Revenue Code of 1986. The actual award is based on operating income and volume performance, as well as personal performance, and may be greater or less than the target annual incentive. Below a threshold level of performance, no awards may be granted. Generally, income growth and volume increases are weighted higher than personal performance, but the weightings may be adjusted to take into account unusual circumstances.

          Executive Performance Incentive Plan. The Committees may approve some or all of the executive officers for participation in this plan each year, and executive officers selected for participation are not eligible for participation in the Annual Performance Incentive Plan. Target annual incentives are established for each approved executive officer. The award is based on earnings per share ("EPS") gain, unit case volume increases and change in share of soft drink sales, and may be greater or less than the target annual incentive set under this plan. Nearly 95% of the award is determined from equal weightings on volume growth and earnings per share, with the remaining amount determined by change in share of sales. Payments from this plan are intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m).

          Executive Incentive Plan. This plan is a companion plan to the Executive Performance Incentive Plan (the "EPIP") so that the executive officers covered under that plan may also be measured for individual performance and for achievement of goals such as those related to diversity, quality and the environment which are not currently part of the share-owner approved EPIP. A portion of the total target annual incentive is payable under this plan and the determination of individual performance against goals is made by the Committees for the Chairman and by the Chairman for his direct reports. Payments from this plan are not intended to qualify as tax-deductible performance-based compensation under the terms of Section 162(m).

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentives comprise the largest portion of the total compensation package for executive officers. There are three forms of long-term incentives utilized for executive officers, including stock options, restricted stock and long-term incentive plans with cash awards. In any given year, an executive officer may be offered participation in a single plan or in a combination of plans. In the presence of high levels of business performance, long-term incentives will provide income levels that are sufficient to allow for capital and wealth accumulation for executive officers. As framed by the guiding principles described earlier, the Company targets a level of total compensation for executive officers in the top quartile of the comparator group range. Because base salary and annual incentives are targeted within the third quartile, the compensation focus for executive officers is clearly on long-term incentives. The scope of long-term incentive opportunities targeted for each executive officer is determined primarily by the variance between the desired level of total compensation and the combined amount of base salary, employee benefits and annual incentives. The actual long-term incentive amount is determined by both individual and Company performance.

     Factors which influence decisions regarding what form of long-term incentives to grant to a particular executive officer include individual performance, tenure with the Company, history of past grants, time in current job and level of or significant changes in responsibility. These subjective criteria are used for determining award type for all executive officers.

     Each form of long-term incentive is discussed below.

          Stock Options. The purpose of stock options is to provide equity compensation whose value is entirely at-risk based on the increase in Company stock price and the creation of share-owner value. Stock options also allow executive officers to have equity ownership and to share in the appreciation of the value of the stock in the Company. Stock options only have value if the stock price appreciates in value from the date the options are granted.

          Stock option awards are based on business and individual performance with high up-side award opportunity for high performance and no award opportunity for low performance.

          Approximately 8,700 employees received option awards in 2000. The named executive officers received option awards for 1,960,000 shares in 2000.

          Long-Term Performance Incentive Plan. The Long-Term Performance Incentive Plan is a three-year performance plan. The plan includes the following performance measures: unit case volume growth, growth in economic profit, operating profit margin and share of sales. It also provides that the Committee may, at the beginning of a performance period, designate two or more of such measures to apply in calculating long-term incentive awards for such period. The Compensation Committee believes that these factors are key contributors, over time, to the creation of share-owner value. Below a threshold level of performance, no awards can be earned. Restrictions are attached on one-half of any award earned for two years after the end of the performance period. The role of this plan is to maintain executive focus on the drivers of the business at all times, regardless of periodic distortions in the equity markets caused by external factors.

          Long-term incentives only measure Company business performance and not individual performance and link all executive actions to total Company business results. Participation in the Long-Term Incentive Plan has been expanded to include levels of key management who can directly impact Company results, including the Division President level.

          Restricted Stock. The Restricted Stock Award Plan is designed to focus executives, including executive officers, on the long-term performance of the Company for the duration of their careers. Restricted stock is used not as a guaranteed element of any executive's total compensation, but as a special compensation tool for various reasons:

          - to provide equity compensation whose value is at-risk and based on the achievement of medium term goals (3 to 5 years) and the enhancement of share-owner value over that time,

          - to provide an effective retention mechanism for key executive talent over the medium term, and

          - to provide a mechanism for grants to executives that vest only upon retirement to ensure their continuing commitment to long-term business success.

          Subject to share-owner approval, specific, measurable, performance measures such as earnings per share will be used when restricted stock is performance-related. Individual performance is not a measure used in determining restricted stock performance vesting.

          Executive officers, as a group, received or were promised 1,675,000 shares of restricted stock in 2000. All of the awards to executive officers, with the exception of Mr. Daft who is discussed below, were made with performance measurement targets.

ADDITIONAL INFORMATION

     Stock Ownership Guidelines. In keeping with the principles set forth at the beginning of this report, the Compensation Committee has established stock ownership guidelines for officers and key employees of the Company. The guidelines for stock ownership range from stock valued at two to eight times base salary, depending on job level, and are particularly aggressive compared to guidelines set by other companies. Only stock purchased by the individual is considered for purposes of meeting the ownership guidelines. Stock granted as matching contributions in the Thrift Plan or as restricted stock is not considered in measuring compliance with the guidelines. Penalties in the form of reduced future option grants may be applied to those who do not meet the guidelines within five years of becoming covered by the guidelines.

     Benefits. Benefits offered to executive officers serve a different purpose than do the other elements of total compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to executive officers are largely those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

     Tax Compliance Policy. A feature of the Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year, effective for tax years beginning on or after January 1, 1994. If certain conditions are met, including the removal of positive discretion in the determination of individual rewards, compensation may be excluded from consideration of the $1 million limit. The policy of the Committees related to this Act is to establish and maintain a compensation program that maximizes the creation of long-term share-owner value.

     In 1994, share owners approved the Executive Performance Incentive Plan and a revised Long-Term Performance Incentive Plan, both of which meet the conditions necessary for deductibility. Both plans were re-approved by share owners in 1999 and the Company's Stock Option Plans meet the necessary conditions, evidencing the intent of the Committees to comply with this Act. It must be noted, however, that the Committees are obligated to the Board and the share owners of the Company to recognize and reward performance, which increases the value of the Company. Accordingly, the Committees will continue to exercise discretion in those instances where the mechanistic approaches necessary under tax law considerations would compromise the interests of share owners.

COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The year 2000 was a pivotal year for The Coca-Cola Company. Mr. Daft was in his first year of leadership; it is the expectation of the Compensation Committee and of the Board that he will demonstrate highly effective leadership and vision in a uniquely complex marketplace and will consistently drive business results through innovation and creative solutions.

     The Compensation Committee met and made several pay decisions related to the Chairman's compensation package both as a result of his being elected Chairman and also as a result of a comprehensive review of executive compensation. Those pay decisions are as follows:

  ANNUAL CASH COMPENSATION

     Base salary for Mr. Daft was increased to $1,200,000 upon his election as Chairman in February. After a full review of competitive market data, an adjustment in annual base salary to $1,500,000 was made effective August 1, 2000. Mr. Daft's base pay falls in the lower part of the fourth quartile for comparable positions.

     Annual incentive targets were developed for Mr. Daft based upon established methodology and targets. After a review of competitive pay information, the Committee concluded that annual incentive targets for executive positions, including the Chairman's, had fallen below competitive levels. Therefore, the Committee selectively increased the target awards for 2000. As a result, for the year 2000, Mr. Daft's annual incentive award includes both a portion payable according to established EPIP targets, $928,305, which is tax deductible, and a portion that represents the higher target award, which for this year will not qualify for tax deductibility under the provisions of Section 162(m). That amount, $2,071,695, includes the 50% advance payment of incentives which was made in August of 2000 to all incentive-eligible employees.

  LONG-TERM INCENTIVE COMPENSATION

     Long-Term Incentives. Mr. Daft did not earn an award for the performance period ended December 31, 2000. Actual growth in unit case volume and economic profit for the three-year period determined the level of payout, and performance fell below the minimum of the range, therefore yielding no payout for the performance period to any plan participants.

     Stock Options. Mr. Daft received a retention stock option award of 650,000 shares with a three-year cliff vesting schedule in February 2000. This award was made to Mr. Daft and appropriate other awards were made to other key employees to ensure retention of Company leadership in this critical time of the Company's transition. No additional stock option award was made to Mr. Daft at the annual grant time, although competitive information indicated that such an award would be within appropriate market competitive levels.

     Restricted Stock. Mr. Daft received a restricted stock award in 2000 of 500,000 shares. These grants of restricted shares are subject to forfeiture until retirement (not to occur before age 62 and before five years have elapsed from the date of the grant), death, disability or a change in control. This restricted stock award was within the competitive ranges for long-term awards for comparable positions.

     Subject to share-owner approval, Mr. Daft also received an award of 1,000,000 performance-based restricted shares which are subject to specific EPS performance targets over a five-year measurement period. For example, if average annual EPS performance is 15% over the five-year measurement period beginning January 1, 2001, 50% of the award will be released to Mr. Daft. For each percent increase above 15% in realized average annual growth in EPS, a higher percent of restricted shares are released. If EPS performance is at least 20% over the same period, the entire award will be released to Mr. Daft in March 2006. If EPS performance is less than 15% over the measurement period, no shares will be released. The Restricted Stock Subcommittee made this award to incent Mr. Daft to achieve share-owner objectives for significant Company growth. The award allows Mr. Daft to achieve significant wealth only in the presence of significant performance, and the targets set are very aggressive. If those targets are met, share owners will also experience significant growth in the value of their holdings.

     The Committees believe that the pay decisions made for Mr. Daft in his first year reflect market-competitive pay for comparable positions and set significant goals for his achievement of share-owner value over time. Mr. Daft's performance against established business objectives will determine future pay levels and awards.

     Subcommittees. Based on requirements of various tax and securities rules and regulations, two subcommittees of the Compensation Committee (the Restricted Stock Subcommittee and the Stock Option Subcommittee) met and took action in 2000.

     Summary. The Committees believe the executive compensation policies and programs described in this report serve the interests of the share owners and the Company. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with share-owner expectations. The Committees caution that the practice and the performance results of the compensation philosophy described herein should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, share-owner expectations.

                                      Herbert A. Allen, Chairman
                                      Susan B. King
                                      Paul F. Oreffice
                                      Peter V. Ueberroth

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company is composed entirely of the four outside Directors named as signatories to the Compensation Committee report above, as was the case during fiscal 2000. Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than his or her directorship.

     Herbert A. Allen, who serves as Chairman of the Compensation Committee of the Company's Board of Directors, is President and Chief Executive Officer of Allen & Company Incorporated ("ACI") and a principal share owner of ACI's parent. ACI has leased and subleased office space since 1977 in the building located at 711 Fifth Avenue, New York, New York. A subsidiary of the Company acquired that building in 1982 as an incidental part of a much larger transaction. The current lease, as modified from time to time, was entered into in 1985. In 2000, ACI paid approximately $2.5 million under the lease and it is expected that ACI will pay a similar amount in 2001 under the terms of the current lease. In the opinion of management, the terms of the lease, as modified, are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of its execution.

                           CERTAIN INVESTEE COMPANIES

     The Company and its subsidiaries together currently hold approximately 40.41% of the issued and outstanding shares of Coca-Cola Enterprises Inc. ("Enterprises"), and approximately 45.49% of the issued and outstanding shares of Coca-Cola Embonor S.A. ("Embonor"). We call Enterprises and Embonor the "Investee Companies" in this proxy statement.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE INVESTEE COMPANIES

     James B. Williams, one of our Directors, retired as Chairman of the Board and Chief Executive Officer of SunTrust in March 1998, and continues to serve as a Director and Chairman of the Executive Committee of SunTrust. Subsidiary banks of SunTrust engaged in ordinary course of business banking transactions in 2000, and are expected to engage in similar transactions in 2001, with Enterprises and its subsidiaries, including the making of loans on customary terms. Fees for those transactions of approximately $1,190,000 were paid in 2000. Also in 2000, Enterprises paid SunTrust approximately $331,000 for vehicle leases for the transport of product, approximately $110,000 for letter of credit fees and approximately $135,000 for interest and financing expenses.

     Warren E. Buffett, one of our Directors, is Chairman of the Board of Directors, Chief Executive Officer and a major share owner of Berkshire Hathaway, which company holds a significant equity interest in American Express Company. Enterprises paid fees to American Express Company for credit card memberships, business travel and other services in the ordinary course of business to subsidiaries of that company. In 2000, Embonor realized a gain of $260,000 on an interest rate swap from a subsidiary of American Express Company. Berkshire Hathaway also holds a significant equity interest in The Dun & Bradstreet Corporation, to which Enterprises paid annual credit service fees of approximately $147,000 in 2000.

OWNERSHIP OF SECURITIES IN THE INVESTEE COMPANIES

     The following table sets forth information regarding ownership of the stock of the Investee Companies, if any, by each Director, our five most highly compensated executive officers, our former Chief Executive Officer, and our Directors and executive officers as a group, all as of February 16, 2001, except where noted.

                                                                  AGGREGATE NUMBER    PERCENT OF
                                                                     OF SHARES        OUTSTANDING
NAME                                            COMPANY          BENEFICIALLY OWNED    SHARES(6)
----                                            -------          ------------------   -----------
Herbert A. Allen.......................  Coca-Cola Enterprises        4,315,918(1)         1.03%
Donald F. McHenry......................  Coca-Cola Enterprises            1,020               *
Peter V. Ueberroth.....................  Coca-Cola Enterprises            3,086(2)            *
Jack L. Stahl..........................  Coca-Cola Enterprises            3,000               *
James E. Chestnut......................  Coca-Cola Enterprises            7,633(3)            *
M. Douglas Ivester.....................  Coca-Cola Enterprises           53,476(4)            *
All Directors and Executive Officers as
  a Group (20 Persons).................  Coca-Cola Enterprises        4,398,625(5)         1.04%

------------

     * Less than 1% of issued and outstanding shares of common stock of the indicated entity.

     (1) Includes 3,683,400 shares owned by Allen & Company Incorporated ("ACI"). Also includes 17,500 shares held by Allen Capital, L.P., 332,500 shares held by Allen Capital II, L.P. and 45,000 shares held by Allen Capital International L.P., each of which is an affiliate of ACI's parent company, and 27,000 shares owned by his children; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares. Does not include 105,000 shares held by ACI's pension plan nor 25,000 shares managed by Mr. Allen's son in a fiduciary capacity over which Mr. Allen does not have voting or investment power.

     (2) Shares are owned by a trust of which Mr. Ueberroth is one of two trustees.

     (3) Includes 4,983 phantom units issued under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (the "Enterprises Plan"). Also includes 1,650 shares which may be acquired upon the exercise of options which are presently exercisable on or before April 30, 2001.

     (4) Includes 630 shares jointly owned with Mr. Ivester's parents and 10,096 phantom units issued under the Enterprises Plan. Also includes 2,388 shares owned by his wife and 255 shares jointly owned by his wife and his mother-in-law; Mr. Ivester has disclaimed beneficial ownership of such shares. Information is as of February 17, 2000, the date of Mr. Ivester's retirement, except for phantom units.

     (5) Includes 10,385 shares which may be acquired upon the exercise of currently exercisable options and 19,836 phantom units issued under the Enterprises Plan listed in the above footnotes.

     (6) Phantom units issued under the Enterprises Plan and shares which may be acquired upon the exercise of options are not counted as outstanding in calculating these percentages.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2001, subject to ratification of the appointment by the share owners. Ernst & Young LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

                         REPORT OF THE AUDIT COMMITTEE

     For many years, the Company has had an Audit Committee composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange. In 2000, the Committee met three times. Our Audit Committee has long followed the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999, and our Committee has long been advised by independent legal counsel, in its role of overseeing financial reporting and internal control matters. Thus, when last year the SEC and the Exchange adopted new audit committee requirements, no significant changes in the practices of our Audit Committee were required. The Committee has adopted, and in February 2001 our Board of Directors reapproved, a charter outlining the practices it follows; a copy of the charter is attached as Appendix I to this proxy statement.

     During the year 2000, at each of its meetings, the Committee met with the senior members of the Company's financial management team, our director of internal audit, the Company's general counsel and our independent auditors. The Committee's agenda is established by the Committee's chairman and the director of internal audit. The Committee had private sessions, at each of its meetings, with the Company's independent auditors and, separately, with the director of internal audit, at which candid discussions of financial management, accounting and internal control issues took place.

     The Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors and reviewed with the Company's financial managers, the independent auditors, and the director of internal audit, overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

     Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

     In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

     - Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

     - Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

     - Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

     The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

     The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2000 was compatible with the auditors' independence.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                      Peter V. Ueberroth, Chairman
                                      Ronald W. Allen
                                      Cathleen P. Black
                                      Warren E. Buffett

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES. Fees for the last annual audit were approximately $5.5 million, financial information systems design and implementation fees were approximately $3.7 million and all other fees were approximately $20.5 million, including audit related services of approximately $9.5 million and nonaudit services of approximately $11 million. Audit related services generally include fees for statutory audits, information systems audits, business acquisitions, and accounting consultations. Financial information systems design and implementation fees consist entirely of fees billed by the Ernst & Young LLP consulting group prior to its sale on May 27, 2000 to Cap Gemini, a separate French public company.

     We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

     One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Share Owners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Share Owners. If the share owners should not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR
    THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
                                   AUDITORS.



                              PROPOSAL TO APPROVE
                      THE AMENDMENT TO THE 1989 RESTRICTED
                   STOCK AWARD PLAN OF THE COCA-COLA COMPANY
               AUTHORIZING THE GRANT OF PERFORMANCE-BASED AWARDS
           AND THE ESTABLISHMENT OF PERFORMANCE CRITERIA THEREUNDER,
                WHICH APPROVAL SHALL ALSO CONSTITUTE APPROVAL OF
                      ALL PERFORMANCE-BASED AWARDS GRANTED
                            DURING FISCAL YEAR 2000

                                    (ITEM 3)

SUMMARY

     We are asking for your approval of an Amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company (the "Plan"). The Amendment would permit the Restricted Stock Subcommittee to make Awards conditioned on performance criteria. The Plan, which was approved by share owners on April 19, 1989, currently has no performance measures. The Amendment would not cause any additional costs to share owners, would give the Company the benefit of a tax deduction and would provide the performance-based compensation element for use in appropriate circumstances. The closing price of a share of Company stock on the New York Stock Exchange on February 20, 2001 was $58.47.

     The Plan itself does not require that this Amendment be approved by share owners. Share owners approved the Plan on April 19, 1989 without performance requirements. However, the Restricted Stock Subcommittee and the Board of Directors made the Amendment and the awards made under it contingent on share-owner approval. Share-owner approval is required for the amount of the Awards, if earned, to be deductible by the Company under Code Section 162(m). That section limits deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to a Covered Employee. Covered Employees are the Chief Executive Officer and the four other highest compensated executive officers. Please note that whether or not the Amendment is approved, the Restricted Stock Subcommittee may continue to make Awards that are not performance-based.

     The Plan has been amended from time to time and on October 18, 2000 the Restricted Stock Subcommittee made performance-based Awards and established performance criteria and targets for these Awards, subject to share-owner approval of the Amendment. On February 15, 2001, the Board adopted the Restricted Stock Subcommittee's recommendation to amend the Plan to establish performance criteria with respect to future grants of performance-based Awards under the Plan. Share-owner approval of the Amendment will also constitute approval of all grants of performance-based Awards made under the Plan during the 2000 calendar year that apply the performance criteria set out in the Amendment. The performance criteria described below and all performance-based Awards applying such criteria that were granted in fiscal year 2000 under the Plan are contingent upon approval by the majority of votes cast by holders of the shares of Company Common Stock voting in person or by proxy at the Annual Meeting. These performance criteria are intended to align the interests of key executives more closely with the interests of share owners.

TAX ISSUES

     Code Section 162(m) limits the deductibility of compensation of Covered Employees to $1 million per year unless the compensation qualifies as "performance-based." Compensation in the form of restricted stock can be excluded from this limit on deductibility if four conditions set forth by the Internal Revenue Service are met. These conditions are: (i) the compensation is payable on the attainment of one or more pre-established, objective performance criteria; (ii) the performance criteria are established by a committee that is comprised solely of two or more outside directors (such as the Restricted Stock Subcommittee); (iii) the material terms of the compensation and performance criteria are disclosed to and approved by share owners before payment; and (iv) the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

SUMMARY OF PLAN AND PERFORMANCE CRITERIA

     The following summary of the Plan is qualified in its entirety by the text of the Plan and the Amendment. The Plan is administered by the Restricted Stock Subcommittee of the Board of Directors. Eligibility requirements for the members of the Restricted Stock Subcommittee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule or regulation and currently meets the requirements for

"outside directors" under Code Section 162(m). The Restricted Stock Subcommittee has full and final authority, in its discretion, to determine the officers and key employees who would be granted Awards of restricted stock under the Plan, the number of shares subject to each such Award, the period during which each Award shall be subject to forfeiture, and all other terms and conditions of each Award, including whether the Award will be performance-based and the performance criteria applicable to any such performance-based Award.

     The material terms of the Plan, as amended, and the performance criteria established thereunder for performance-based Awards are as follows:

     Eligibility. The Restricted Stock Subcommittee is authorized to grant Awards of restricted stock under the Plan to officers and other key employees (as determined by the Restricted Stock Subcommittee) of the Company. Awards may also be granted to officers and other key employees of a Related Company (as defined in the Plan), but only if at the time of the grant the Company owns, directly or indirectly, either, (i) at least 50% of the voting stock or capital of the Related Company or (ii) an interest that causes the Related Company's financial results to be consolidated with the Company's financial results for financial reporting purposes. Although the class of employees that is generally eligible for restricted stock Awards under the Plan is broader, it is expected that the employees who will receive performance-based Awards tied to the performance criteria shall be limited to executive officers, senior vice-presidents and other key executives of the Company and subsidiaries (approximately 50 persons), as determined by the Restricted Stock Subcommittee in its sole discretion. No person is automatically eligible to participate in the Plan in any plan year. The Restricted Stock Subcommittee may make occasional Awards to key employees who are not included in the group of 50 persons in particular circumstances.

     Awards and Performance Criteria. All Awards under the Plan are in the form of restricted stock or a promise to award restricted stock. Generally, restrictions on Awards of restricted stock under the Plan lapse and shares are released upon the earlier of a Change in Control (as defined in the Plan), or the participant's death, disability or retirement after attaining age 62, but only if such retirement occurs at least five years after the date of grant. Under the Plan, however, the Restricted Stock Subcommittee has discretion to grant Awards that are subject to such other conditions and different periods of restriction as it determines appropriate from time to time. The Restricted Stock Subcommittee exercised such discretion in fiscal year 2000, subject to share-owner approval of this proposal, to make grants of performance-based restricted stock Awards that are conditioned upon the attainment of the performance criteria described below. The Amendment was subsequently adopted by the Board on February 15, 2001, effective October 18, 2000, to specifically authorize the grant of performance-based Awards and to establish performance criteria for such Awards.

     Under the terms of the Amendment, shares underlying the performance-based Awards will generally be released on March 1 following the completion of the "measurement period," based on the level of attainment during the measurement period of certain performance targets established by the Restricted Stock Subcommittee at or prior to the time of grant. If the performance targets are not attained during the measurement period, all shares underlying the Award will be forfeited. The measurement period will be determined by the Restricted Stock Subcommittee at the time of grant and will be a period of years commencing on January 1 of the first year of the measurement period and ending on December 31st of the last year of the measurement period. Grants will be made no later than ninety days after commencement of the applicable measurement period, or in the case of deferred grants, after the measurement period, but prior to the release date.

     The Restricted Stock Subcommittee has complete discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be released upon various levels of attainment of the performance criteria. To comply with Code Section 162(m), the establishment of the performance criteria and the determination of the release formula must be made at the time of grant, but in no event later than ninety days after the commencement of the measurement period. The Restricted Stock Subcommittee may select the performance criteria that will be applicable to an Award from the following list:

     (i)    average annual growth in earnings per share;

     (ii)   increase in share-owner value;

     (iii)  earnings per share;

     (iv)   net income;

     (v)    return on assets;

     (vi)   return on share-owners' equity;

     (vii)  increase in cash flow;

     (viii) operating profit or operating margins;

     (ix)   revenue growth of the Company;

     (x)    operating expenses; and

     (xi)   quality as determined by the Company's Quality Index.

     Even if the performance criteria are met, the Restricted Stock Subcommittee has discretion (which may be exercised at any time before shares are finally released) to decrease, but not increase, the number of shares that will be released upon the various levels of attainment of the performance criteria. No shares shall be released until the Controller and the Restricted Stock Subcommittee certify the level of attainment of the applicable performance criteria.

     For individuals resident outside the United States, the Restricted Stock Subcommittee may award contractual promises to grant restricted stock at a future date. Such Awards will be subject to one or more of the performance criteria set forth in the Amendment, and no grant of restricted stock shall be released unless the Controller and Restricted Stock Subcommittee certify that the performance criteria have been achieved.

     A copy of the Amendment is included as Appendix II.

     Limitation of Awards. As adopted in 1989, the Plan authorized the issuance of up to 5,000,000 shares of Common Stock (or 40,000,000 shares as adjusted for subsequent stock splits). As of December 31, 2000, a total of 27,579,980 shares remain available for issuance under the Plan. This number reflects the performance-based Awards made in 2000, except where the Award consisted of a contractual promise. No more than 20% of shares available for issuance under the Plan may be issued to any one participant. The aggregate number of shares issuable under the Plan, and the aggregate amount issuable to any one participant, are subject to adjustment in the event of any changes in the Common Stock due to stock dividends, stock splits or recapitalization, merger, consolidation, combination of shares or other similar action or event.

ESTIMATE OF BENEFITS

     The number of shares of restricted stock that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company pursuant to the Plan, as amended, is within the discretion of the Restricted Stock Subcommittee and therefore is not currently determinable. The number of shares of restricted stock that were awarded under the Plan (including both performance-based Awards and Awards that were not subject to performance criteria and both restricted stock and contingent contracts to grant restricted stock at a future date) to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company and to other persons participating in the Plan for fiscal year 2000 are as follows:

                                                              PERFORMANCE   NON-PERFORMANCE
NAME AND POSITION                                               SHARES          SHARES
-----------------                                             -----------   ---------------
Douglas N. Daft, Chairman of the Board and Chief Executive
  Officer...................................................   1,000,000        500,000

Jack L. Stahl, President....................................     150,000              0

James E. Chestnut, Executive Vice President.................     125,000              0

Charles S. Frenette, Executive Vice President...............     125,000              0

Carl Ware, Executive Vice President.........................     125,000              0

M. Douglas Ivester, former Chairman of the Board and Chief
  Executive Officer.........................................           0              0

Executive Officers (including the persons named above)......   1,675,000        500,000

Non-Executive Director Group................................           0              0

Non-Executive Officer Employee Group........................   1,000,000              0

FISCAL YEAR 2000 PERFORMANCE-BASED AWARDS

     In the fourth quarter of 2000, the Restricted Stock Subcommittee granted performance-based Awards under the Plan to certain executive officers, senior vice-presidents and other key executives of the Company. These grants are subject to the approval of the Amendment by the Company's share owners at the 2001 Annual Meeting and will be voided if such approval is not obtained. The applicable performance criteria for these grants are based on annual average growth in "earnings per share" during the measurement period, as established by the Restricted Stock Subcommittee on

October 18, 2000. No shares will be released unless the Controller and the Restricted Stock Subcommittee certify that average annual growth in earnings per share during the measurement period met the then applicable target. In the case of Mr. Daft's award of 1,000,000 performance-based restricted shares, no shares will be released unless annual average growth in earnings per share is at least 15% over the five-year measurement period beginning January 1, 2001, in which case 50% of the award will be released to Mr. Daft. Additional shares will be released for each additional one percent increase above 15% in average annual growth in earnings per share. If such growth is 20% or more over the measurement period, the entire award will be released. For this purpose, earnings per share will be determined using the formula for diluted earnings per share defined in FAS 128 (excluding nonrecurring items), which is: (a) the sum of income available to common Stock Owners (excluding nonrecurring items) plus the effect of assumed conversions, over (b) the sum of weighted-average shares plus dilutive potential common shares. Because the performance criterion established for the fiscal year 2000 performance-based Awards is consistent with the performance criteria set out in the Amendment, approval of the Amendment by the Company's share owners will also constitute approval of the performance criterion for the fiscal year 2000 grants for purposes of Code Section 162(m).

FEDERAL INCOME TAX CONSEQUENCES

     Under present United States income tax laws, participants will realize ordinary income in the taxable year that the awarded shares are released from restrictions (and are thus no longer subject to a substantial risk of forfeiture) in an amount equal to the fair market value of the shares at the time of release. A participant may, however, elect within 30 days of the Award grant date to realize ordinary income in the taxable year of the grant in an amount equal to the fair market value of the shares at the time of grant. The Company will receive a deduction for the amount constituting ordinary income to the participant in the year that the participant realizes such ordinary income provided that the Plan satisfies the requirements of Code Section 162(m). It is the Company's intention that the Plan be construed and administered in a manner that maximizes the deductibility of compensation for the Company under Code
Section 162(m). For individuals resident outside the United States, the tax consequences to the individual and to the Company (and/or its subsidiaries) are determined by the applicable tax laws of the foreign jurisdiction.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                      FOR
THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF THE COCA-COLA COMPANY AUTHORIZING THE GRANT OF PERFORMANCE-BASED AWARDS AND THE
  ESTABLISHMENT OF PERFORMANCE CRITERIA THEREUNDER, WHICH APPROVAL SHALL ALSO CONSTITUTE APPROVAL OF ALL PERFORMANCE-BASED AWARDS GRANTED DURING FISCAL YEAR 2000. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHARE
               OWNERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            PROPOSALS OF SHAREOWNERS

                               ITEMS 4 THROUGH 6

     The following three proposals were submitted by share owners. If the share-owner proponent, or a representative who is qualified under state law, is present and submits his or her proposal for a vote, then the proposal will be voted upon at the Annual Meeting. In accordance with Federal securities regulations, we include the share-owner proposals plus any supporting statement exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one share owner, we will only list the primary filer's name, address and number of shares held. We will provide the information regarding co-filers to share owners promptly if we receive an oral or written request for the information.

SHARE-OWNER PROPOSAL ON GENETIC ENGINEERING (ITEM 4)

     William C. Wardlaw III, c/o Harrington Investments, Inc., of 1001 Second Street, Suite 325, Napa, California 94559, owner personally of 103,519 shares of The Coca-Cola Company Common Stock, submitted, along with other co-filers, the following proposal:

--------------------------------------------------------------------------------

WHEREAS:

International markets for genetically engineered (GE) foods are threatened by extensive resistance:

- Europe's larger food retailers, including Tesco, Sainsbury Group, Carrefour, and Rewe, have committed to removing GE ingredients from their store-brand products, as have U.S. retailers Whole Foods Market, Wild Oats Markets, and Genuardi's Family Markets;

- In the UK, three fast-food giants -- McDonald's, Burger King, and Kentucky Fried Chicken -- exclude GE soy and corn ingredients from their menus;

- McCain Foods of Canada, the world's largest potato and frozen French fry processor, announced it would no longer accept GE Bt potatoes for their brand-name products (11/99);

- Gerber Products announced it would not allow GE corn or soybeans in any of their baby foods (7/99);

- Pepsico's Frito Lay asked farmers that supply corn for their chips to provide only non-GE corn (1/2000);

- Philip Morris' Kraft Foods had to recall 2.5 million taco shells discovered to contain genetically engineered corn not approved for human consumption (9/2000);

- Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries (1/2000), will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

- The USDA has acknowledged (7/13/1999) the need to develop a comprehensive approach to evaluating long-term and secondary effects of GE products;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

- Some GE crops have been engineered to have higher levels of toxins, such as Bacillus thuringiensis (Bt), to make them insect-resistant;

- Research has shown that Bt crops are building up Bt toxins in the soil, thereby disturbing soil ecology and impacting beneficial organisms and insects (12/1999, 5/2000);

- The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage. (4/2000)

The long U.S. tradition of citizens' "right to know" is expressed in laws requiring nutritional labeling of foods:

- Nineteen polls in the U.S. show that 75-95% of people surveyed want GE food to be labeled as such.

- GE crops may incorporate genes from animal species. Individuals wishing to avoid them for religious or ethical reasons cannot unless they are labeled;

- The European Union requires labeling of GE foods, and labeling has been proposed by governmental authorities in Japan, New Zealand, South Korea and Australia.

RESOLVED: Shareholders request that the Board of Directors adopt a policy to phase out genetically engineered crops, organisms, or products thereof from all products sold or manufactured by the company as quickly as feasible, unless long-term safety testing shows that they are not harmful to humans, animals, and the environment; and provide the interim step of labeling and identifying products that may contain these ingredients, and reporting to the shareholders by August 2001.

--------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON GENETIC ENGINEERING

     We recognize the views of those who oppose genetic engineering in agriculture, and respect their right to those views. We are continually monitoring this field ourselves. However, with respect to this specific proposal, we can assure our share owners that the new crop varieties at issue here do not alter the safety or quality of our products in any way.

     Our soft drinks and juice drinks do not contain the protein or DNA modified through biotechnology that is at issue here. This is true because any DNA or protein, genetically-modified or not, is removed from our sweeteners during the refining process. Therefore, any attempt to stamp our products as containing "biotech" or "nonbiotech" would be misleading.

     The Coca-Cola Company has been a leading proponent of the purity, safety and quality of food and beverage products for more than a century. That remains our top priority today. We have a firm policy of using only ingredients that have been thoroughly evaluated for safety and accepted for food use by all appropriate regulatory authorities.

     We will continue to support the efforts of national and international food-safety and regulatory authorities to take whatever steps are necessary, based on sound scientific principles, to assure that any new food technology is safe for consumers and the environment. This proposal would require our Company to depart from that time-honored policy.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
                      THE PROPOSAL ON GENETIC ENGINEERING.

SHARE-OWNER PROPOSAL ON RECYCLING (ITEM 5)

     Walden Asset Management of 40 Court Street, 9th Floor, Boston, Massachusetts 02108, owner of 6,500 shares of The Coca-Cola Company Common Stock, submitted, along with other co-filers, the following proposal:

-------------------------------------------------------------------------------
WHEREAS Our Company has repeatedly emphasized its commitment to environmental leadership, and its brand value depends on excellence. CEO Douglas Daft has stated "Our long-term success depends on quenching the thirst of consumers each day in an environmentally sound and sustainable way."

Yet Coca-Cola has no comprehensive recycling strategy that includes publicly stated, quantitative goals for boosting significantly the recycled content in its U.S. beverage containers or for enhanced rates of beverage container recovery in the U.S.

Nearly one-third of Coca-Cola's bottled products are bottled in plastic (polyethylene terephthalate or PET) beverage containers, yet Coca-Cola's plastic beverage containers in the U.S. contain a mere 2.5% recycled content. This is not "an environmentally sound and sustainable" path. At the same time Coca-Cola bottles in Australia, New Zealand, Switzerland and Sweden use at least 25% recycled-content plastic and the company has the technological capability to utilize a similar level of recycled content in the U.S.

Several competitors, including Gatorade and Veryfine use 25% recycled content in their containers. Major consumer product companies such as Unilever and Procter & Gamble containers also use at least 25% recycled content.

WHEREAS the majority of Coca-Cola's beverage containers in the U.S. are being needlessly thrown in landfills, incinerated or littered and are therefore diverted from the national supply of recycled plastic.

The U.S. recycling rate for plastic soft drink containers declined from 50% in 1994 to 35% in 1999, and Coca-Cola has actively lobbied against bottle container deposit systems (i.e., bottle bill legislation) that are the only proven method to increase recovery significantly, thereby increasing the supply of recycled content for beverage containers.

Significant container recovery rates are possible, as evidenced by the experience of U.S. states with bottle bills, and of countries like Germany and Sweden, where companies have achieved beverage container recovery rates of more than 80%. In the U.S., states with beverage container deposit systems recover three times as many bottles as states without deposits.

Recycled PET content can be less costly than its virgin counterpart if a greater supply of used containers is available from recycling. Yet our company is currently selling some of its own collected PET containers that could provide the raw materials to boost the recycled content level of Coke containers.

WHEREAS setting quantitative goals for boosting the recycled content in its beverage containers and for higher rates of beverage container recovery will begin to fulfill the company's stated commitment to "focus on minimizing our impact on the environment and strive for continuous improvement."

BE IT RESOLVED THAT Shareowners of The Coca-Cola Company request that the board of directors adopt a comprehensive recycling strategy. The strategy should aim to achieve, by January 1, 2005, a system-wide average of 25% recycled content in all plastic beverage containers, and a recovery rate of 80% for its beverage containers bottled in the United States. The board shall prepare a report, by October 1, 2001, on the company's efforts to achieve, and progress in achieving, this strategy.
-------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON RECYCLING

     The Coca-Cola Company is committed to demonstrating clear leadership and innovation in sustaining the environment. We are proud that over the years our efforts have helped to make soft drink containers the most recycled packaging in the world. However, we do realize that the fate of discarded product packages in the marketplace is one of our most visible environmental issues.

     Our Company does have a comprehensive recycling strategy. It takes into account the reality that the solid waste issue requires different solutions for different localities. To this end, our new environmental management system ensures that measurable, locally relevant goals, action plans and programs are put into place that will significantly reduce the environmental impact of packaging resulting from the operation of our enterprise.

     And as part of our recycling strategy, in the U.S. our bottlers are in the process of setting meaningful goals for increasing our use of recycled plastic. It is important to note that we are already using 10% recycled content in one out of every four plastic bottles. Beyond that, we will work towards increasing the use of recycled material based on local market conditions and emerging technologies.

     We do plan to increase our use of recycled plastic, but the timeframe and goals set forth in this share-owner proposal would displace significant levels of material currently being used by other industries. Clearly, there is not an environmental benefit if we create a situation where increased use of recycled plastic by our system simply results in an increased use of virgin material by others that currently use recycled plastic.

     Another goal for our Company is to encourage more participation by our consumers in recycling programs and to assist in developing new recycling options to increase the amount of material recovered. We will shortly begin a program to integrate environmental messages into our advertising campaigns and marketing initiatives. And at colleges, stadiums and other venues that offer opportunities for collecting beverage containers, local Coca-Cola bottlers have begun working with our customers on collection and recycling programs.

     We are committed to being part of the solution to beverage container recycling and litter issues and will continue to take a strong leadership position in this regard.

     We believe this proposal, however well intentioned, is not in the best interest of our business.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
                           THE PROPOSAL ON RECYCLING.

SHARE-OWNER PROPOSAL ON STOCK OPTIONS (ITEM 6)

     International Brotherhood of Teamsters General Fund of 25 Louisiana Avenue, N.W., Washington, D.C. 20001-2198, owner of 100 shares of The Coca-Cola Company Common Stock, submitted the following proposal:

-------------------------------------------------------------------------------
RESOLVED: That Coca-Cola Company stockholders urge the Board of Directors take the necessary steps to adopt a policy that no executives may cash in on stock options within one year of the announcement of a significant workforce (more than 1% of total workforce) reduction.

SUPPORTING STATEMENT: Stock options were created to reward good performance. This proposal would help to ensure that options reward real improvements in performance, rather than short-term stock boosts, which are sometimes associated with the announcement of major layoffs.

In 2000, Coca-Cola cut over 5,000 jobs - 20% of the workforce. Turnover at Coca-Cola is at 12%, even with the elimination of 5,200 jobs. From 1996-1998 the turnover rate was 6.7%.

While Wall Street may give a temporary boost to stock prices at layoff announcements, there is growing concern that downsizings do not translate into long-term benefits for shareholders. Author Timothy Carpenter likens such layoffs to "converting your favorite horse to the commodity status of refined glue. Yes, it can be more efficient and profitable, but who or what will replace the horse?"

A recent 7-year study of 25 large corporations noted that a 10% reduction in employment caused an average of only a 1.5% reduction in operating costs. After three years, the average downsized company's stock was up only 4.7%, compared with a typical increase of 34.4% for similar companies in the same field that didn't reduce staff to the same extent.

As investors with a long-term horizon interested in building our investments into the next century, we believe long-term growth at Coca-Cola is served by linking options to long-term company growth, rather than stock market blips that have more to do with the zeitgeist on Wall Street than with the real value of the company.

For the above reasons we urge you to vote FOR this proposal.
-------------------------------------------------------------------------------

STATEMENT AGAINST SHARE-OWNER PROPOSAL ON STOCK OPTIONS

     We believe this proposal is not in the best interest of our share owners, is not contractually permissible, and would supercede previous share-owner action.

     The Company's stock option plans have been approved by share owners. Once options are awarded, the stock option contracts are legally binding obligations with the participating employees. It is not within management's purview, as this proposal suggests, to alter terms of the contracts, once accepted.

     The workforce reduction mentioned in the proposal resulted from efforts to improve our business. It was the result of a careful review of our business functions and a strategic decision to deploy our resources to better serve local markets. Management has publicly stressed that this decision was a painful one, and we do not want to go through it again. But there can be times when improving the operation of the business results in reductions in staff; for our Company, 2000 was such a time.

     The contractual obligation of our options program aside, we believe that an options program that served to limit management in taking steps to improve performance would be, on its face, counterproductive.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                    AGAINST
                         THE PROPOSAL ON STOCK OPTIONS.



                            EXPENSES OF SOLICITATION

     We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Our Directors and officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

               PROPOSALS OF SHARE OWNERS FOR 2002 ANNUAL MEETING

     We must receive proposals of share owners intended to be presented at the 2002 Annual Meeting of Share Owners on or before November 2, 2001, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These proposals should be sent to our Corporate Secretary by fax to 404-676-8409 or by mail to the Office of the Secretary, P.O. Box 1734, NAT 2616, Atlanta, Georgia 30301-1734 or by e-mail to sshaw@na.ko.com.

     According to our By-Laws, a proposal for action to be presented by any share owner at an annual or special meeting of share owners shall be out of order and shall not be acted upon unless

     - specifically described in our notice to all share owners of the meeting and the matters to be acted upon thereat, or

     - the proposal shall have been submitted in writing to the Chairman of the Board of Directors in care of the Office of the Secretary at the above fax number or mailing address or e-mail address and received at our principal executive offices at least 60 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for share-owner action.

                               OTHER INFORMATION

     Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Share Owners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

     As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to share owners by its authority.

                                          SUSAN E. SHAW
                                          Secretary

Atlanta, Georgia
March 2, 2001
                            ------------------------

     THE 2000 ANNUAL REPORT TO SHARE OWNERS INCLUDES OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. WE HAVE MAILED THE 2000 ANNUAL REPORT TO ALL SHARE OWNERS. THE 2000 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.
                            ------------------------

                                                                      APPENDIX I

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the Audit Committee (the "Committee") and furthers its description in the Company's By-laws. The charter will be reviewed and reassessed by the Committee and will be approved by the Board of Directors (the "Board"), at least annually. The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee will be considered independent if, in the determination of the Board they meet the New York Stock Exchange definition of "independence." All committee members will be financially literate, or will become financially literate within a reasonable period of time after appointment to the committee, and at least one member will have accounting or related financial management expertise as determined by the Board.

     The Committee will meet as often as may be deemed necessary or appropriate in its judgment, generally at least three times each year, and at such times and places and in such manner as the Committee shall determine. The Committee shall report to the Board with respect to its meetings. The Board will designate a Chairperson for the Committee. The majority of the members of the Committee shall constitute a quorum.

STATEMENT OF POLICY

     The Committee will provide assistance to the Board in fulfilling its oversight responsibility to the share owners and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board, including the Company's Code of Business Conduct. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's share owners. The Committee and the Board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss the auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board the selection of the Company's independent auditors, subject to share owner approval.

     - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and the compensation. Also, the Committee will discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs, including the Code of Business Conduct. Further, the Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee to discuss any matters the internal auditors or the independent auditors wish to discuss in the absence of management.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, (or the annual report to share owners if distributed prior to the filing of the Form 10-K) including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with management and the independent auditors significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company's financial reports. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

                                                                     APPENDIX II

   AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF THE COCA-COLA COMPANY
               AUTHORIZING THE GRANT OF PERFORMANCE-BASED AWARDS

The 1989 Restricted Stock Award Plan of The Coca-Cola Company be, and it hereby is, amended effective October 18, 2000 by adding the following new paragraph (d) to Section 5:

     (d) Performance-Based Awards.

          1. The Restricted Stock Subcommittee of the Board which shall be comprised of two or more outside directors meeting the requirements of
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")(the "Subcommittee") may select from time to time, in its discretion, executive officers, senior vice-presidents and other key executives of the Company to receive awards of restricted stock under the Plan, in such amounts as the Subcommittee may, in its discretion, determine (subject to any limitations provided in the Plan), the release of which will be conditioned upon the attainment of certain performance targets ("Performance-Based Awards"). With respect to individuals residing in countries other than in the United States, the Subcommittee may authorize alternatives that deliver substantially the same value, including, but not limited to, promises of future restricted stock awards provided that the grant and subsequent release is contingent upon attainment of certain performance targets under this section.

          2. At the time of each grant, the Subcommittee shall determine the performance targets and the Measurement Period (as defined below) that will be applied with respect to such grant. Grants of Performance-Based Awards may be made, and the performance targets applicable to such Performance-Based Awards may be defined and determined, by the Subcommittee no later than ninety days after the commencement of the Measurement Period. The performance criteria applicable to Performance-Based Awards will be one or more of the following criteria:

        (i)     average annual growth in earnings per share;
        (ii)    increase in share-owner value;
        (iii)   earnings per share;
        (iv)    net income;
        (v)     return on assets;
        (vi)    return on share-owners' equity;
        (vii)   increase in cash flow;
        (viii)  operating profit or operating margins;
        (ix)    revenue growth of the Company;
        (x)     operating expenses; and
        (xi)    quality as determined by the Company's Quality Index.

     The Measurement Period will be a period of years, determined by the Subcommittee in its discretion, commencing on January 1 of the first year of the Measurement Period and ending on December 31 of the last year of the Measurement Period. The Measurement Period will be subject to adjustment as the Subcommittee may provide in the terms of each award.

          3. Except as otherwise provided in the terms of the award, shares awarded in the form of Performance-Based Awards shall be eligible for release (the "Release Date") on March 1 next following the completion of the Measurement Period.

          4. Shares awarded in the form of Performance-Based Awards will be released only if the Controller of the Company and the Subcommittee certify that the performance targets have been achieved during the Measurement Period.

          5. Performance-Based Awards granted pursuant to this Section 5(d) are intended to qualify as performance-based compensation under Section 162(m) of the Code and shall be administered and construed accordingly.

                                [RECYCLING LOGO]
                           Printed on recycled paper

PROXY

                          [THE COCA-COLA COMPANY LOGO]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF THE COCA-COLA COMPANY

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Ronald W. Allen, Cathleen P. Black and Sam Nunn, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Santander De Puerto Rico, Inc., Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2001 Annual Meeting of Share Owners to be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 18, 2001, at 9:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. THE PROXIES, IN THEIR DISCRETION, ARE FURTHER AUTHORIZED TO VOTE (X) FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, (Y) ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2001 ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      Election of Directors:
       Nominees (terms expiring in 2004)
         01. Herbert A. Allen  02. James D. Robinson III  03. Peter V. Ueberroth

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                       ANNUAL MEETING OF SHARE OWNERS OF

                          [THE COCA-COLA COMPANY LOGO]

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ON THE REVERSE OR TO USE OUR TELEPHONE OR INTERNET VOTING SYSTEM.

           FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE
--------------------------------------------------------------------------------
COMMENTS


--------------------------------------------------------------------------------
                                                   (ADMISSION TICKET ON REVERSE)
                  (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE PLAYHOUSE THEATRE:

From Baltimore, the Delaware Memorial Bridge or downstate Delaware:

         Take I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue." From right lane take Exit 7 onto Adams Street. At third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left, continuing on 11th Street. At the fourth traffic light (Market Street), turn right. The Playhouse Theatre is on the right in the Du Pont Building.

From Commodore Barry Bridge (New Jersey), or Philadelphia on I-95, or I-476 (The Blue Route), or Route 202 (if traveling Route 202, follow Route 202 to intersection with I-95 South):

         Follow I-95 South to Exit 7A marked "Route 52, South Delaware Avenue" (11th Street). Follow exit road (11th Street) to intersection with Delaware Avenue marked "52 South, Business District." At Delaware Avenue intersection stay left, continuing on 11th Street. At the fourth traffic light (Market Street), turn right. The Playhouse Theatre is on the right in the Du Pont Building.

[X] PLEASE MARK YOUR                                                        0282
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4, 5, AND 6.
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, and 3.
--------------------------------------------------------------------------------

                           FOR               WITHHELD                                        FOR        AGAINST       ABSTAIN
1. Election of             [ ]                  [ ]            2. Ratification of the        [ ]          [ ]           [ ]
   Directors                                                      appointment of Ernst &
   (See reverse)                                                  Young LLP as
                                                                  Independent Auditors
For, except vote withheld from the following nominee(s):
                                                               3. Proposal to amend the      [ ]          [ ]           [ ]
                                                                  1989 Restricted Stock
--------------------------------------------------------          Award Plan of The
                                                                  Coca-Cola Company

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, AND 6.

                                            FOR       AGAINST     ABSTAIN
4. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Genetic Engineering

5. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Recycling

6. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Stock Options
--------------------------------------------------------------------------------
SPECIAL ACTION                              [ ]        Mark here if [ ]
--------------                                         you plan to
Mark here to discontinue Annual Report                 attend the
mailing for this account (for multiple                 Annual
account holders only)                                  Meeting
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                  ------------------------------

                                                  ------------------------------
                                                  SIGNATURE(S)          DATE
--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

Dear Share Owner:

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.


1. To vote over the Internet:
   - Log on to the Internet and go to the web site http://www.eproxyvote.com/ko

2. To vote over the telephone:
   - On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)

                                                    ADMISSION TICKET

                                             ANNUAL MEETING OF SHARE OWNERS
                                             OF THE COCA-COLA COMPANY

                                             WEDNESDAY, APRIL 18, 2001
                                             9:00 A.M., LOCAL TIME
                                             THE PLAYHOUSE THEATRE
                                             DU PONT BUILDING
                                             10TH AND MARKET STREETS
                                             WILMINGTON, DELAWARE

PROXY

                          [THE COCA-COLA COMPANY LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF THE COCA-COLA COMPANY

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Ronald W. Allen, Cathleen P. Black and Sam Nunn, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs Putnam Fiduciary Trust Company, Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, The Lansing Matched Employee Savings and Investment Plan, The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, Central States Coca-Cola Bottling Company 401(k) Plan for St. Louis Bargaining Employees to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2001 Annual Meeting of Share Owners to be held at The Playhouse Theatre, Du Pont Building, 10th and Market Streets, Wilmington, Delaware, on April 18, 2001, at 9:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein. THE PROXIES, IN THEIR DISCRETION, ARE FURTHER AUTHORIZED TO VOTE (X) FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED HEREIN BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, (Y) ON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 2001 ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

      Election of Directors:
       Nominees (terms expiring in 2004)
         01. Herbert A. Allen  02. James D. Robinson III  03. Peter V. Ueberroth

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                       ANNUAL MEETING OF SHARE OWNERS OF

                          [THE COCA-COLA COMPANY LOGO]

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ON THE REVERSE OR TO USE OUR TELEPHONE OR INTERNET VOTING SYSTEM.

           FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS, SEE REVERSE
--------------------------------------------------------------------------------
COMMENTS


--------------------------------------------------------------------------------
                                                   (ADMISSION TICKET ON REVERSE)
                  (BRING THE ADMISSION TICKET WITH YOU IF ATTENDING THE MEETING)

DIRECTIONS TO THE PLAYHOUSE THEATRE:

From Baltimore, the Delaware Memorial Bridge or downstate Delaware:

         Take I-95 North to Wilmington Exit 7 marked "Route 52, Delaware Avenue." From right lane take Exit 7 onto Adams Street. At third traffic light on Adams Street, turn right onto 11th Street. At Delaware Avenue intersection stay left, continuing on 11th Street. At the fourth traffic light (Market Street), turn right. The Playhouse Theatre is on the right in the Du Pont Building.

From Commodore Barry Bridge (New Jersey), or Philadelphia on I-95, or I-476 (The Blue Route), or Route 202 (if traveling Route 202, follow Route 202 to intersection with I-95 South):

         Follow I-95 South to Exit 7A marked "Route 52, South Delaware Avenue" (11th Street). Follow exit road (11th Street) to intersection with Delaware Avenue marked "52 South, Business District." At Delaware Avenue intersection stay left, continuing on 11th Street. At the fourth traffic light (Market Street), turn right. The Playhouse Theatre is on the right in the Du Pont Building.

[X] PLEASE MARK YOUR                                                        9907
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4, 5, AND 6.
--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, AND 3.
--------------------------------------------------------------------------------

                           FOR               WITHHELD                                        FOR        AGAINST       ABSTAIN
1. Election of             [ ]                  [ ]            2. Ratification of the        [ ]          [ ]           [ ]
   Directors                                                      appointment of Ernst &
   (See reverse)                                                  Young LLP as
                                                                  Independent Auditors
For, except vote withheld from the following nominee(s):
                                                               3. Proposal to amend the      [ ]          [ ]           [ ]
                                                                  1989 Restricted Stock
--------------------------------------------------------          Award Plan of The
                                                                  Coca-Cola Company

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, AND 6.

                                            FOR       AGAINST     ABSTAIN
4. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Genetic Engineering

5. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Recycling

6. Approval of Share-Owner                  [ ]         [ ]         [ ]
   Proposal on Stock Options
--------------------------------------------------------------------------------
SPECIAL ACTION                                          Mark here if
--------------                                          you plan to
Mark here to discontinue Annual Report      [ ]         attend the    [ ]
mailing for this account (for multiple                  Annual
account holders only)                                   Meeting
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                  ------------------------------

                                                  ------------------------------
                                                  SIGNATURE(S)          DATE
--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

Dear Share Owner:

The Coca-Cola Company encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number which is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1. To vote over the Internet:
   - Log on to the Internet and go to the web site http://www.eproxyvote.com/ko

2. To vote over the telephone:
   - On a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
                           (BRING THIS TICKET WITH YOU IF ATTENDING THE MEETING)

                                                         ADMISSION TICKET

                                                  ANNUAL MEETING OF SHARE OWNERS
                                                  OF THE COCA-COLA COMPANY

                                                  WEDNESDAY, APRIL 18, 2001
                                                  9:00 A.M., LOCAL TIME
                                                  THE PLAYHOUSE THEATRE
                                                  DU PONT BUILDING
                                                  10TH AND MARKET STREETS
                                                  WILMINGTON, DELAWARE